Filed Pursuant to Rule 424(b)(3)
Registration No. 333-279329

Prospectus Supplement No. 28

(to prospectus dated June 5, 2024)

44,382 Shares of Common Stock

This prospectus supplement amends and supplements the prospectus of Longevity Health Holdings, Inc. (“we,” “us,” or “our”) dated June 5, 2024 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-279329). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2026 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is traded on the OTC marketplace under the symbol “XAGE.” On August 13, 2026, the last reported sale price of our common stock was $0.222 per share.

We are a “smaller reporting company” and have elected to comply with certain reduced public company reporting requirements. In addition, we are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 7 of Prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 14, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2026

Longevity Health Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40228 (Commission File Number)	86-1645738 (IRS Employer Identification No.)

2403 Sidney Street, Suite 300
Pittsburgh, Pennsylvania		15203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 894-8248

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On August 13, 2026, Longevity Health Holdings, Inc. (the “Company”) and its subsidiary Carmell Regen Med Corporation (“Carmell Regen”) entered into a Settlement Agreement (the “Settlement Agreement”) with Puritan Partners LLC (“Puritan”), resolving the litigation captioned Puritan Partners LLC v. Carmell Regen Med Corporation, et al., Index No. 655566/2023, pending in the Supreme Court of the State of New York, County of New York (the “Action”), which related to a Securities Purchase Agreement dated January 19, 2022, a 10% Original Issue Discount Senior Secured Convertible Note due January 19, 2023 in the original principal amount of $1,250,000 issued by Carmell Regen to Puritan (the “Existing Note”), and an accompanying warrant to purchase 1,885,796 shares of common stock of Carmell Regen (the “Warrant”).

Pursuant to the Settlement Agreement and the related agreements, instruments, and certificates entered into or delivered in connection therewith (collectively, the “Settlement Documents”), among other things:

•  Puritan exchanged the Existing Note for a new 10% Senior Secured Convertible Note of the Company in the original principal amount of $1,250,000 (the “Initial Note”);

•  the Warrant was exchanged for a new 10% Senior Secured Convertible Note of the Company in the original principal amount of $1,100,000 (the “Additional Note”);

• the Company, Carmell Regen, and Puritan entered into a Securities Purchase Agreement (the “Purchase Agreement”) governing the issuance of the Notes;

• the Company’s subsidiaries, Carmell Regen and Carmell Cosmetics Corporation (the “Named Subsidiaries”), entered into a Subsidiary Guarantee (the “Subsidiary Guarantee”) in favor of Puritan;

• the Company and the Named Subsidiaries entered into an Amended and Restated Security Agreement and an Amended and Restated Intellectual Property Security Agreement (collectively, the “Security Agreements”), pursuant to which the Initial Note and the Additional Note are secured by a first-priority lien on substantially all personal property of the Company and the Named Subsidiaries, including, but not limited to, accounts, inventory, equipment, general intangibles, and pledged equity interests in the Named Subsidiaries, and the intellectual property assets of the Company and the Named Subsidiaries (including, without limitation, patents, trademarks, and copyrights, together with related licenses and goodwill);

• the Company and the Named Subsidiaries that are party to the Subsidiary Guarantee delivered an affidavit of confession of judgment in favor of Puritan, as described in Item 2.03 below; and

• the parties agreed to file a stipulation dismissing the Action without prejudice within three business days following execution of the Settlement Agreement.

The foregoing description of the Settlement Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, the Notes, the Purchase Agreement, the Security Agreements, the Subsidiary Guarantee, and the Subsidiary Guarantee, copies of which are filed as Exhibits 10.1 through 10.9 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference. In connection with the transactions described in Item 1.01, the Existing Note and the Warrant were terminated and canceled in exchange for the Initial Note and the Additional Note, respectively.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

The Initial Note and the Additional Note bear interest at a rate of 10% per annum and mature on February 13, 2028, subject to acceleration upon the occurrence of an Event of Default (as defined in the Notes). The Notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.50 per share, subject to a lower Alternative Conversion Price, at Puritan’s election, equal to 80% of the average of the closing trade prices of the Company’s common stock over the five trading days preceding the applicable conversion date if the closing trade price is then below the conversion price.

The Company is required to offer to prepay the Notes with 25% of the gross proceeds of certain future financing transactions (other than proceeds from Puritan or its affiliates), and the Notes are subject to mandatory prepayment upon a change of control, a qualified offering, or a sale of all or substantially all of the Company’s assets. The Notes contain customary affirmative and negative covenants and events of default, including cross-defaults, and restrictions on the incurrence of indebtedness and liens, subject to specified exceptions, including restrictions on distributions and affiliate transactions. Upon an Event of Default, the outstanding principal, a redemption premium equal to 115% of principal, accrued interest, and other amounts would become immediately due and payable, and interest would thereafter accrue at 15% per annum.

The Initial Note and the Additional Note are guaranteed by the Named Subsidiaries and secured by a first-priority lien on substantially all of the assets of the Company and the Named Subsidiaries, including intellectual property, as described in Item 1.01 above. In connection with the issuance of the Notes, the Company and the Named Subsidiaries delivered an affidavit of confession of judgment in favor of Puritan for the aggregate principal amount of the Initial Note and the Additional Note, plus specified default interest, late fees, and enforcement costs, plus specified default interest, late fees, and enforcement costs. The affidavit may be filed by Puritan and reduced to judgment, without prior notice or a hearing, upon an uncured Event of Default.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 2.03 above is incorporated herein by reference.

The Initial Note and the Additional Note were issued to Puritan in exchange for the Existing Note and the Warrant, respectively, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 3(a)(9) thereof and/or such other exemption as the Company determined to be applicable, including Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder. No general solicitation was used, and no underwriting discounts or commissions were paid, in connection with the issuance of the Notes. The Company has agreed to reserve authorized but unissued shares of common stock sufficient to cover at least four times the maximum number of shares issuable upon conversion of the Notes, and to file a registration statement covering the resale of the shares issuable upon conversion of the Initial Note and the Additional Note within 30 days following the closing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2026, Scott Frisch notified Longevity Health Holdings, Inc. (the “Company”) of his resignation from the Board of Directors of the Company, effective as of the close of business on August 11, 2026.

Mr. Frisch’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.  Other Events.

As described in Item 1.01 above, on August 13, 2026, the Company and Carmell Regen entered into the Settlement Agreement with Puritan to resolve the Action. Pursuant to the Settlement Agreement, the parties agreed to file a stipulation dismissing the Action without prejudice within three business days following execution of the Settlement Agreement.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated closing and effects of the transactions described herein, the Company’s expected registration and repayment obligations, and other matters that are not historical facts. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1†	Settlement Agreement, dated August 13, 2026, by and among Longevity Health Holdings, Inc., Carmell Regen Med Corporation, and Puritan Partners LLC.
10.2	10% Senior Secured Convertible Note due February 13, 2028, in the original principal amount of $1,250,000, issued by Longevity Health Holdings, Inc. to Puritan Partners LLC, dated August 13, 2026.
10.3	10% Senior Secured Convertible Note due February 13, 2028, in the original principal amount of $1,100,000, issued by Longevity Health Holdings, Inc. to Puritan Partners LLC, dated August 13, 2026.
10.4†	Securities Purchase Agreement, dated August 13, 2026, by and among Longevity Health Holdings, Inc., Carmell Regen Med Corporation, and Puritan Partners LLC.
10.5†	Amended and Restated Security Agreement, dated August 13, 2026, by and among Longevity Health Holdings, Inc., its subsidiaries, and Puritan Partners LLC.
10.6†	Amended and Restated Intellectual Property Security Agreement, dated August 13, 2026, by and among Longevity Health Holdings, Inc., its subsidiaries, and Puritan Partners LLC.
10.7	Subsidiary Guarantee dated August 13, 2026, by Elevai Skincare, Inc., Carmell Regen Med Corporation, and Carmell Cosmetics Corporation in favor of Puritan Partners LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Annexes, schedules and exhibits to this Exhibit omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVITY HEALTH HOLDINGS, INC.

By: /s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Date: August 14, 2026

EXHIBIT 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is entered into as of the 13th day of August, 2026 (the “Closing Date”), by and among plaintiff Puritan Partners LLC (“Puritan” or “Plaintiff’), on the one hand, and defendant Carmell Regen Med Corporation (f/k/a Carmell Therapeutics Corporation), a Delaware corporation (“Carmell Regen”), and defendant Longevity Health Holdings, Inc., a Delaware corporation (f/k/a Carmell Corporation, Carmell Therapeutics Corporation and Alpha Healthcare Acquisition Corp. III) (“Parent”, together with Carmell Regen, are collectively referred to as “Longevity” or the “Company”), on the other hand, with reference to the following Recitals. Puritan and Longevity are each individually referred to herein as a “Party,” and collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, on or about November 8, 2023, Puritan commenced a civil action against Longevity by filing a summons and complaint (the “Complaint”) in the Supreme Court of the State of New York, County of New York entitled Puritan Partners LLC v. Carmell Regen Med Corporation (f/k/a Carmell Therapeutics Corporation), a Delaware corporation , and Longevity Health Holdings, Inc., a Delaware corporation (f/k/a Carmell Corporation, Carmell Therapeutics Corporation and Alpha Healthcare Acquisition Corp. III , Index No. 655566/2023 (the “Action”), asserting causes of action for declaratory judgement, breach of contract, conversion, foreclosure, replevin, and indemnification, alleging, inter alia, that: Longevity breached its obligations to Puritan pursuant to, among other things, a Securities Purchase Agreement dated January 19, 2022 between Carmell Regen, and Puritan (“SPA”), an accompanying 10% Original Issue Discount Senior Secured Convertible Note due January 19, 2023 (“Note”), and an accompanying Warrant to purchase 1,885,796 shares of common stock of Carmell Regen until January 19, 2027 (“Warrant”) (collectively, including any amendment or other document entered into in connection therewith, the “Transaction Documents”).

WHEREAS, the Parties desire to resolve and settle all disputes and potential claims which exist or may exist among them, including without limitation those claims asserted in the Action; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties do hereby agree as follows:

1)	Adoption of Recitals. The aforementioned Recitals contain material terms and are adopted and incorporated herein.

2)

Existing Note. The Company acknowledges that the full outstanding balance under the Note (the “Existing Note”), as of the date hereof, is $1,250,000. The Company shall assume the obligations of Carmell Regen under the Existing Note pursuant to the Debt Assignment and Assumption Agreement substantially in the form of Exhibit L hereto and subsequently exchange the Existing Note for a new Senior Secured Convertible Note of the Company in the principal amount of $1,250,000, substantially in the form of Exhibit A hereto (as amended, modified or amended, restated and exchanged are hereinafter referred to as the “Initial Note”), issued to Puritan on the date hereof in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the Securities Act”).

3)    Exchange of Warrant for Additional Note. Parent shall issue to Puritan a new Senior Secured Convertible Note in the principal amount of $1,100,000, substantially in the form of Exhibit B hereto (the “Additional Note”) in exchange for the Warrant in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

a)	The Additional Note in the form of Exhibit B hereto contains the same terms and conditions as the Initial Note, including the modifications/amendments described in Section 4 below.

b)

In conjunction with issuing the Initial Note and the Additional Note (collectively the “Notes”) to Puritan, the Parties shall also enter into an Amended and Restated Security Agreement, substantially in the form of Exhibit C hereto (the “Security Agreement”), a Securities Purchase Agreement, substantially in the form of Exhibit D hereto (the “Securities Purchase Agreement”), an Affidavit of Confession substantially in the form of Exhibit E hereto (the “Affidavit of Confession”), Irrevocable Transfer Agent Instructions, substantially in the form of Exhibit F (the Transfer Agent Instructions”), a Subsidiary Guarantee substantially in the form of Exhibit G hereto (the “Subsidiary Guarantee”), an IP Security Agreement substantially in the form of Exhibit H hereto (the “IP Security Agreement”), the Lock-Up Agreements substantially in the form of Exhibit I hereto (the “Lock-Up Agreements”), the Officers’ Certificate substantially in the form of Exhibit J hereto, , and the Debt Assignment and Assumption Agreement substantially in the form of Exhibit K hereto; and Stock Powers with respect to the common stock of the Subsidiary Guarantors, substantially in the form of Exhibit L hereto. The foregoing documents and this Agreement shall collectively be referred to as the “Settlement Documents.”

4)	Additional Terms. The Notes shall reflect the following agreed upon terms:

a)

The initial conversion price of the Notes shall be fixed at $0.50 per share (the “Conversion Price”). In addition, the Notes shall contain an Alternative Conversion Price (as defined below), at Puritan’s election, in the event that the closing trade price of the common stock as reflected on the Company’s principal trading market is less than the conversion price on the conversion date. The Alternative Conversion Price shall be equal to 80% of the average closing trade prices of the Company’s common stock during the five (5) trading days immediately preceding the applicable conversion date.

b)	The Notes shall have a maturity date 18 months from the Closing Date. Such maturity date may be extended upon the mutual agreement of the parties.

c)

The Company shall be required to offer to prepay the Notes with 25% of the gross proceeds received by the Company or its subsidiaries upon the sale of any debt or equity securities of the Company or its subsidiaries, other than proceeds, if any, from the Notes or proceeds from other securities, if any, issued to Puritan or its affiliates.

d)

The negative covenants shall be revised such that, without the written consent of Puritan, the Company and its subsidiaries shall not be permitted to make any payments on account of the Company’s historical payables set forth in the “Payables Analysis” attached as Schedule 4(a) hereto, which the Company represents is all such historical payables and accrued expenses, excluding payments satisfactory to Puritan to current vendors as set forth in Schedule 4(b) attached hereto, which shall be evidenced by a written approval of Puritan. In addition, the Company and its subsidiaries shall not without the written consent of Puritan be able to repay indebtedness or make payments to affiliates of the Company, other than (i) reasonable and customary compensation, bonuses, benefits, and expense reimbursements paid in the ordinary course of business satisfactory to Puritan, and (ii) to the extent satisfactory to Puritan as evidenced by its written consent, payments to Rajiv Shukla pursuant to the Separation Agreement or otherwise.

e)

In the event the Company or any of its subsidiaries, in one transaction or a series of transactions, receives gross proceeds of at least $4 million from the issuance of securities, other than proceeds, if any, from the Notes or proceeds from securities, if any, issued to Puritan or its affiliates, the Company may make payments satisfactory to Puritan which shall be evidenced by a written approval of Puritan, in the amounts up to the amounts detailed on Schedule 4(a) or to Rajiv Shukla pursuant to the Separation Agreement or otherwise.

f)

Modifications satisfactory to Puritan shall be made to the usury provisions of the Notes. The Company acknowledges that it has had the opportunity to review the terms of the Notes and has determined that such Notes do not violate any applicable usury laws. Section 2(c) of the Existing Note is modified to reflect an interest rate of 15% per annum or the maximum rate permitted by applicable law, if lower.

g)

The Company shall not be required to obtain the consent of Puritan in connection with any Strategic Transaction. For purposes of this provision, “Strategic Transaction” means any merger, consolidation, business combination, reverse merger, acquisition, disposition, sale of assets, sale of equity or debt securities, recapitalization, restructuring, financing, refinancing, uplisting transaction, change-of-control transaction, strategic investment, joint venture, licensing transaction, or other transaction approved by the Company’s Board of Directors. The foregoing shall be subject to certain restrictions in the Notes, including without limitation, restrictions on financing transactions and on transactions with affiliates and shall not be deemed to override any other provisions in this Agreement or the other Settlement Documents

5)	Cancellation of Warrant. Upon issuance of the Additional Note, the Warrant shall be deemed canceled and terminated in its entirety.

6)

Share Reserve; Authorized Share Increase. The Company shall establish and maintain at all times a reserve of authorized but unissued shares of Common Stock sufficient to cover no less than four (4) times the maximum number of shares of Common Stock that may be issued upon conversion of the Notes (assuming no Event of Default (as defined in the applicable Note)) including interest thereon to the maturity date on the Notes. The Company shall take all actions necessary to ensure that there are sufficient authorized shares available to maintain such reserve.

7)

Collateral. The Notes shall be senior secured obligations of the Company secured by a first lien on all of the assets (including intellectual property and all insurance recoveries but excluding the lien on gross unearned premiums on the insurance policies identified on Schedule 8 attached hereto) of the Company and all of its subsidiaries (other than Elevai Skincare, Inc.) , including without limitation, Carmell Regen, and Carmell Cosmetics Corporation, each of which is a Delaware corporation. The Notes shall be guaranteed by all of the subsidiaries of the Company on a senior secured first lien basis. The Company will pledge all of the shares of common stock of its subsidiaries to secure the Notes. Each of the existing documents entered into between such parties and Puritan shall be amended and restated, or otherwise modified to the extent necessary to evidence the foregoing.

8)

Registration Rights. The Company shall promptly prepare and file a registration statement within 30 days of the Closing Date covering a multiple of the number of shares of common stock issuable upon conversion of the Notes agreed to by Puritan and the Company. The Company shall use its best efforts to cause such registration statement to be declared effective as soon as practicable and to maintain its effectiveness for so long as Puritan holds any registrable securities.

9)

Legend Removal. Provided that the holding period of each of the Notes is more than six (6) months and such other requirements of Rule 144 have been satisfied or that there is an effective resale registration statement covering such shares, the Company shall promptly provide all legal opinions, issuer representation letters, transfer agent instructions, board resolutions, officer certificates, and any other documentation reasonably requested by Puritan or its counsel to facilitate the removal of restrictive legends on, and the sale of, any shares issuable upon conversion of the Notes pursuant to Rule 144 or any effective registration statement covering the resale of such shares; provided, however, that, if Puritan is then an “affiliate” (as such term is used in Rule 144) of the Company, Puritan shall otherwise comply with the limitations and requirements as are applicable to such an affiliate under applicable securities laws. The Company acknowledges that, as of immediately prior to the Closing Date, Puritan is not currently an “affiliate” of the Company and that its counsel will provide such opinion to the Transfer Agent in order to facilitate the removal of the restricted legends on any shares issuable upon conversion of the Notes.

10)

Litigation Dismissal. Within three (3) business days following the execution of this Settlement Agreement and the other Settlement Documents, the Parties shall file a stipulation dismissing the Litigation without prejudice.

11)	Representations and Warranties of Puritan. Puritan hereby represents and warrants the Company as follows:

a)

Organization; Authority. Puritan is an entity duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Settlement Agreement and the Settlement Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Settlement Agreement and the Settlement Documents and the performance by Puritan of the transactions contemplated by this Settlement Agreement and the Settlement Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Puritan.

b)

This Settlement Agreement and the Settlement Documents to which it is a party has been duly executed by Puritan, and when delivered by Puritan in accordance with the terms hereof, and thereof will constitute the valid and legally binding obligation of Puritan, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

12)	Representations and Warranties of the Company: The Company represents and warrants to Puritan as follows:

a)

The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any subsidiary is in violation of nor in default under any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

b)

The Company and its subsidiaries each have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Settlement Agreement and the Settlement Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Settlement Agreement and the Settlement Documents by the Company and its subsidiaries and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and its subsidiaries and no further action is required by the Company or its subsidiaries, the Board of Directors of the Company or its subsidiaries or the Company’s or its subsidiaries stockholders in connection herewith and therewith.

c)

Each of this Settlement Agreement and the Settlement Documents has been duly executed by the Company and its subsidiaries, and when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and its subsidiaries enforceable against the Company and its subsidiaries in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d)

The execution, delivery and performance by the Company and its subsidiaries of this Settlement Agreement and the Settlement Documents, the issuance and sale of the Notes, and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected.

e)

The Notes and the underlying shares of common stock are duly authorized and, when issued and paid for in accordance herewith, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens.

13)	Mutual Releases.

a)

Puritan and each of its heirs, executors, administrators, trustees, beneficiaries, assignors, assignees, members, predecessors, successors, affiliates, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them (the “Puritan Parties”), individually and collectively, hereby forever release and discharge the Longevity Parties (as defined below) individually and collectively, from any and all liability, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Puritan Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Longevity Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) Longevity, (b) the matters that were, or could have been, raised, whether known or unknown, in the Action and/or (c) the Transaction Documents(except to the extent they have been amended and restated and constitute Settlement Documents). For the avoidance of doubt, the Parties agree that nothing contained herein shall be deemed to effect a release or waiver of any obligation undertaken in this Settlement Agreement or the Settlement Documents.

b)

Longevity and each of their heirs, executors, administrators, trustees, beneficiaries, assignors, assignees, members, predecessors, successors, affiliates, officers, directors, representatives, employees, associated persons, agents, contractors, stockholders, and attorneys, and all persons acting by, through and under each of them (the “Longevity Parties”), individually and collectively, hereby forever release and discharge the Puritan Parties individually and collectively, from any and all liability, causes of action, suits, debts, dues, sums of money , accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims and demands whatsoever, in law, admiralty or equity, which the Longevity Parties, individually or collectively, ever had, now have or hereafter can, shall or may have against the Puritan Parties by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, relating to (a) Longevity, (b) the matters that were, or could have been, raised, whether known or unknown, in the action in the Action and/or (c) the Transaction Documents (except to the extent they have been amended and restated and constitute Settlement Documents). For the avoidance of doubt, the Parties agree that nothing contained herein shall be deemed to effect a release or waiver of any obligation undertaken in this Settlement Agreement or the Settlement Documents.

14)

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, N.Y. time) on a Business Day, (b) the next Business Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York, N.Y. time) on any Business Day, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

15)

Execution in Counterparts. This Settlement Agreement may be executed in counterparts, facsimile and/or PDF copies shall be deemed to be originals, and counterparts together constitute one and the same instrument.

16)

Further Documents. The Parties agree to execute such other and further documents as may be reasonably required to effect and complete the purpose of this Settlement Agreement and the Settlement Documents.

17)

No Admission of Wrongdoing; Execution of Agreement. The execution of this Settlement Agreement and the Settlement Documents shall not constitute, nor is it in any way, an admission by any of the Parties of any liability or wrongdoing of any type, kind or nature.

18)

Reliance on Representations; Drafting of Documents. The Parties represent and acknowledge that in executing this Settlement Agreement and the Settlement Documents, they do not rely, and have not relied, upon any representation or statement not set forth in this Settlement Agreement and the Settlement Documents with regard to the subject matter, basis, or effect of this Settlement Agreement or the Settlement Documents or otherwise. All Parties cooperated in the drafting and preparation of this Settlement Agreement and the Settlement Documents with advice of counsel. This Settlement Agreement and the Settlement Documents shall not be construed against any Party on the ground that it was the drafter of this Settlement Agreement or the Settlement Documents or on any other grounds. The Parties affirm that they are competent to execute this Settlement Agreement and the Settlement Documents, that their execution of this Settlement Agreement and the Settlement Documents has not been obtained by duress, and that this Settlement Agreement and the Settlement Documents are the product of reasonable and good faith negotiations. The Parties further acknowledge that they are represented by counsel of their choice, that they have carefully reviewed the provisions of this Settlement Agreement and the Settlement Documents with their counsel and that they understand them and voluntarily accept them as binding. Any ambiguities or uncertainties in this Settlement Agreement and the Settlement Documents shall be equally and fairly interpreted and construed without reference to the identity or the Parties or Parties preparing this Settlement Agreement or the Settlement Documents or any document referred to in this Settlement Agreement or the Settlement Documents, on the understanding that the Parties participated equally in the negotiation and preparation of this Settlement Agreement and the Settlement Documents and the documents referred to in this Settlement Agreement and the Settlement Documents, or have had the opportunity to do so.

19)

Successors and Assigns. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and any of their respective heirs, administrators, executors, legal or personal representatives, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, employees, stockholders, attorneys and insurers.

20)

Legal Fees and Expenses. Each of the Parties shall each bear its own costs and attorneys’ fees incurred in connection with this Action, including but not limited to the negotiation, review and finalization of this Settlement Agreement and the Settlement Documents.

21)

Authority to Execute. Each individual executing this Settlement Agreement and the Settlement Documents on behalf of any Party expressly represents and warrants that he/she has authority to execute and thereby bind the Party on behalf of which he/she executes this Settlement Agreement and the Settlement Documents to the terms of this Settlement Agreement and the Settlement Documents and agrees to indemnify and hold harmless each other Party against any claim for which such authority did not exist.

22)

Entire Agreement. This Settlement Agreement and the Settlement Documents are the sole, integrated and entire agreement of the Parties with respect to the subject matter hereof, and supersede any and all prior and contemporaneous agreements, negotiations, commitments, understandings and discussions between the Parties with respect to the subject matters covered herein. No covenants, representations or undertakings not specifically contained in this Settlement Agreement and the Settlement Documents, whether oral or written, shall be deemed to exist or to bind any of the Parties to this Settlement Agreement or the Settlement Documents. The Parties acknowledge that they are not relying upon any representations or warranties other than those expressly made in this Settlement Agreement and the Settlement Documents.

23)

Amendments, etc. This Settlement Agreement, or any provision hereof or thereof, may not be altered, amended, modified or waived except by a writing executed by all of the Parties. The waiver of any one provision of this Settlement Agreement shall not be deemed to be a waiver of any other provision of this Settlement Agreement.

24)

Governing Law. It is the express intention of the Parties that this Settlement Agreement and any questions concerning its validity, construction or performance shall be governed by the laws of the State of New York, without regard to any state’s choice of law provisions. Federal and state courts within the State of New York will have exclusive jurisdiction over all disputes between the Parties hereto arising out of or relating to this Settlement Agreement. In connection with any such dispute, each of the Parties consents to and agrees to submit to the jurisdiction and venue of federal and state courts within the State of New York, and waives, and agrees not to assert, any claim that (i) such Party is not personally subject to the jurisdiction or venue of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts, or (iii) any litigation commenced in such courts is brought in an improper venue or inconvenient forum. The other Settlement Documents shall be governed by and construed in accordance with the laws of the State of Delaware.

25)	Tax Treatment. Each party hereto shall be responsible for determining its own tax treatment with regard to the transactions hereunder and under the Settlement Documents.

Remainder of Page Intentionally Left Blank; Signature Page to Follow

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement by their signatures below:

Puritan Partners LLC:

By:  /s/ Richard Smithline

Name: Richard L. Smithline

Title: Managing Member

Dated: August 13, 2026

Email: rs@centrecourtam.com

Address: 4 Puritan Road, Rye, NY 10580

Carmell Regen Med Corporation:

By: /s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Dated: August 13, 2026

Email: bcassaday@healthxage.com

Address: 2403 Sidney St., Suite 300, Pittsburgh, PA 15203

Longevity Health Holdings, Inc.:

By: /s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Dated: August 13, 2026

Email: bcassaday@healthxage.com

Address: 2403 Sidney St., Suite 300, Pittsburgh, PA 15203

EXHIBIT 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August 13, 2026 $1,250,000

10% SENIOR SECURED CONVERTIBLE NOTE

DUE February 13, 2028

THIS 10% SENIOR SECURED CONVERTIBLE NOTE is one of a series of duly authorized and validly issued 10% Senior Secured Convertible Notes of Longevity Health Holdings, Inc., a Delaware corporation (the “Company”), having its principal place of business at 2403 Sidney Street, Suite 300, Pittsburgh, PA 15203, designated as its 10% Senior Secured Convertible Note due February 13, 2028 (this Note, the “Note” and, collectively with the other Notes of such series, the “Notes”). The Notes shall be convertible into shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), in accordance with the terms of the Notes.

FOR VALUE RECEIVED, the Company promises to pay to PURITAN PARTNERS LLC, a New York limited liability company, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $1,250,000 on February 13, 2028 (the “ Maturity Date ”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, and (b) the following terms shall have the following meanings below.

“Acquired Indebtedness” means indebtedness of a Person (including any subsidiary thereof) (a) existing at the time such Person becomes a subsidiary of the Company as a result of a Strategic Transaction, or (b) assumed in connection with the acquisition of assets from such Person in a Strategic Transaction, in each case, which indebtedness was not created or incurred in connection with, or in contemplation or anticipation of, such Person becoming a subsidiary of the Company or such asset acquisition, as applicable.

“Acquired Liens” means Liens on the property or assets of a Person (including any subsidiary thereof) (a) existing at the time such Person becomes a subsidiary of the Company as a result of a Strategic Transaction, or (b) existing on assets at the time of the acquisition of such assets from such Person in a Strategic Transaction, in each case, which Liens were not created, incurred, or granted in connection with, or in contemplation or anticipation of, such Person becoming a subsidiary of the Company or such asset acquisition, as applicable.

“Affiliate” has the meaning set forth in Rule 501 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Alternative Conversion Price” means the per share price equal to 80% of the average closing trade prices of the Common Stock on the Trading Market for the five (5) Trading Days immediately preceding the applicable Conversion Date.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c)(ii).

“Business Day” shall have the meaning set forth in the Purchase Agreement.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control” shall have the meaning set forth in the Purchase Agreement.

“Closing Bid Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company .

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means the shares of Common Stock of the Company issuable upon conversion of this Note in accordance with the terms hereof.

“Delaware Courts” shall have the meaning set forth in Section 9(d).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Event of Default” shall have the meaning set forth in Section 8(a).

“Exchange Act” shall have the meaning set forth in the Purchase Agreement.

“Exempt Issuance” shall have the meaning set forth in the Purchase Agreement.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (a) 115% of the then outstanding principal amount of the Note, (b) accrued but unpaid interest through maturity and (c) all other amounts due in respect of the Note. Notwithstanding the foregoing, in the event of an Event of Default under Section 8(a)(xiv), the percentage set forth in subsection (a) above shall be increased to 125%.

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means at 100% of the principal amount thereof plus any unpaid accrued interest to the date of repayment, plus all other amounts due in respect of the Note.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Permitted Disposition” means (i) the sale, assignment, lease, transfer or other disposition of the Company or its Subsidiaries of inventory, equipment and goods, and immaterial assets sold in the ordinary course of business, (ii) disposal of obsolete or worn out property or property no longer used or useful in the conduct of business, in each case in the ordinary course of business, (iii) customary discounting of accounts receivable in the ordinary course of business, (iv) the sale, assignment, lease, transfer or other disposition of the Company or its Subsidiaries of assets required to be disposed of to comply with the order of any governmental authority or applicable laws, (v) dispositions of cash and cash equivalents in the ordinary course of business, and (vi) the expiration, non-renewal, or lapses of leases, licenses, permits, or intellectual property rights that are no longer material to the Company’s or its Subsidiaries’ business; provided that the sum of all amounts sold, assigned leased, transferred or otherwise disposed of shall amount to less than $10,000. If the sum of all such amounts exceeds $10,000, all such dispositions shall not be treated as Permitted Dispositions.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes, (b) lease obligations and purchase money indebtedness of up to $50,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (c) unsecured indebtedness that is expressly subordinate to the Notes pursuant to a written subordination agreement with the Holder that is acceptable to the Holder in its sole discretion, (d) indebtedness in an amount not exceeding $500,000 related to the financing of premiums on insurance policies, (e) (i) Acquired Indebtedness and (ii) any indebtedness that refinances, extends, renews or refunds any Acquired Indebtedness (provided that (x) the principal amount of such refinancing, extension, renewal or refund does not exceed the principal amount of such Acquired Indebtedness, (y) the refinancing, extension, renewal or refunding indebtedness does not have any maturities prior to the indebtedness being refinanced, and (z) the terms of such refinancing, extension, renewal or refunding indebtedness are at least as favorable to such Subsidiary as the indebtedness being refinanced extended or refunded ) (“Permitted Refinancing Indebtedness”), (f) acquisition of goods, supplies, or inventory on normal trade credit in the ordinary course of business in accordance with historical business operations of the Company so long as such indebtedness does not exceed $25,000 at any one time outstanding, and (g) indebtedness in respect of treasury, depository, cash management, or credit cards in in the ordinary course of business in accordance with historical business operations of the Company so long as such indebtedness does not exceed $100,000 at any one time outstanding.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b), (c) and (d) thereunder, provided, in the case of clauses (b) and (d) thereunder, that such Liens are not secured by assets of the Company other than the assets so acquired or leased; (d) Acquired Liens, provided that such Liens do not secure any assets of the Company or its Subsidiaries other than the assets of the Person acquired and secure only Acquired Indebtedness, (e) Liens securing Permitted Refinancing Indebtedness; provided such Liens do not secure any assets of the Company or its Subsidiaries other than the assets of the Person acquired, (f) liens securing the obligations of the Company to the Holder, and (g) liens set forth on Schedule B to the Security Agreement (as defined below).

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August 13, 2026, by and among the Company, Carmell Regen Med Corporation and the Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Offering” shall have the meaning set forth in the Purchase Agreement.

“Registration Statement” shall have the meaning set forth in the Purchase Agreement.

“Securities Act” shall have the meaning set forth in the Purchase Agreement.

“Separation Agreement” means the separation agreement, dated as of March 13, 2026, by and between Rajiv Shukla and the Company.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

“Trading Market” shall have the meaning set forth in the Purchase Agreement.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 2. Interest.

a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 10% per annum, payable monthly, commencing on the 13th calendar day of each month, beginning on September 13, 2026, on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash.

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal amount of this Note, together with all accrued and unpaid interest, and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Late Fee. In addition to all other amounts required to be paid to Holder hereunder, all overdue accrued and unpaid principal amount of this Note and interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such principal amount and interest is due hereunder through and including the date of actual payment of such amounts in full.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as reasonably requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of reducing the outstanding principal amount of this Note by an amount equal to the principal amount of this Note that has been so converted. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within two (2) Business Days of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. This Note shall be convertible at the option of the Holder into shares of Common Stock at a fixed conversion price equal to $0.50 per share (as adjusted hereunder, the “Conversion Price”). Notwithstanding the foregoing, in the event that the closing trade price of the Common Stock on the Trading Market is less than the Conversion Price on any Conversion Date, the Holder may at its option as stated in the Notice of Conversion, convert this Note into shares of Common Stock at the Alternative Conversion Price and, thereafter, any references to the “Conversion Price” hereunder shall be deemed to refer to the “Alternative Conversion Price” with respect to such conversion only.

c) Conversion Limitations. Notwithstanding anything herein to the contrary, the Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent written notice by the Company or the Transfer Agent to the Holder setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion of this Note by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

d) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. Subject to Section 4(d)(vii), the number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

ii. Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates (or book-entry statements recorded in the books and records of the Transfer Agent representing the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the effective date of a registration statement registering all of the shares underlying this Note (the “Effective Date”), shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note. On or after the earlier of (i) the six-month anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall use its reasonable commercial efforts to deliver any Conversion Shares required to be delivered by the Company under this Section 4(d) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Notice of Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company any shares of Common Stock delivered to the Holder pursuant to the rescinded Notice of Conversion representing the principal amount of this Note unsuccessfully tendered for conversion to the Company.

iv. Obligation Absolute; Partial Liquidated Damages. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(d)(ii) by the Share Delivery Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, of $1,000 for each Trading Day after such third Trading Day until such Conversion Shares are delivered. In addition, if the Company fails to deliver instructions to the Transfer Agent by the day required above, the Company shall be required to pay an additional amount in cash, as liquidated damages and not as a penalty, of $1,000 for each Trading Day until such notice is given to the Transfer Agent as required. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in an amount equal to 100% of the principal amount of this Note which is subject to the disputed Notice of Conversion, which bond shall remain in effect until the resolution of the injunction proceedings, and the proceeds of which shall be payable to such Holder solely to the extent the Holder obtains a judgment in its favor with respect to such disputed conversion. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit the Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit the Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company with written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than four (4) times the maximum number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (assuming no Event of Default) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder to the Maturity Date. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall be responsible for all charges of the Transfer Agent in connection with the conversion of this Note as well as charges incurred for legal opinions in connection with such conversions.

Section 5.  Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company ) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

b) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than 1 Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. If the Company, at any time while the Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to any holders of Notes) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the then Conversion Price, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such price. Such adjustment shall be made whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (and not to any holders of Notes) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(c)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the then price of the Common Stock or the VWAP determined as of the record date mentioned above, and of which the numerator shall be such then price of the Common Stock or the VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case, the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person , (ii) the Company effects any sale of all or substantially all of its assets in one transaction or series of related transactions,(iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of one share of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything in the foregoing or anything else to the contrary set forth in this Note, the Company shall not be required to obtain the consent of the Holder in connection with any Strategic Transaction.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. Redemption; Automatic Conversion.

a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after the Original Issue Date, the Company may, deliver a written notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all or a portion of the then outstanding principal amount of this Note for cash in an amount equal to the Optional Redemption Amount on the 10th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 10 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement. In the event of any such attempt to redeem the Notes, the Holder may elect to convert the outstanding principal amount of the Note pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company prior to such payment.

b) Capital Raising Transaction. The Company shall be required to offer to prepay in cash all or a portion of the outstanding principal amount of this Note at 100% of the principal amount thereof plus any unpaid accrued interest to the prepayment date with 25% of the gross proceeds received by the Company or any of its subsidiaries, on the sale of any equity, equity-linked or debt securities that is not otherwise covered by Section 6(e), other than proceeds, if any, from the Notes or proceeds from securities, if any, issued to Puritan or its affiliates. In the event of such sale, the Holder shall have the right to convert this Note prior to the date of any such prepayment in accordance with any of the conversion mechanics as set forth in the Notes. Such payment shall be made on the closing date of such sale, and the Company shall, if practical, have provided 10 days’ notice to Holder.

c) Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be payable on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, an Event of Default shall be deemed to have occurred under this Note.

d) Fractional Shares. No fractional shares are to be issued upon the conversion of this Note, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number. To the extent that rounding up to the nearest whole number would result in a violation of Section 4(d)(vii), the Company shall pay the applicable converting Holder an amount in cash equal to the fractional share amount multiplied by the Closing Bid Price for the Common Stock on the applicable date.

(e) Mandatory Prepayment. The Company shall be required to offer to prepay in cash the aggregate outstanding principal amount of this Note at 100% of the principal amount thereof plus any unpaid accrued interest to the prepayment date, upon the sale of all or substantially all of the assets of the Company or its Subsidiaries, or upon a Change of Control or upon a Qualified Offering. In addition, the Company shall be required to offer to prepay in cash the aggregate outstanding principal amount of this Note or a portion thereof, plus any accrued interest to the prepayment date, with the proceeds received on the sale of any assets of the Company or its Subsidiaries (other than Permitted Dispositions). In any such event, the Holder shall have the right to convert this Note prior to the date of any such prepayment in accordance with any of the conversion mechanics as set forth in the Note. Such payment shall be made on the date of each of the events specified above and in each case the Company shall, if practical, have provided 15 days’ notice to the Holder.

Section 7. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned either individually or jointly or hereafter acquired or any interest therein or any income or profits therefrom, including without limitation any of its intellectual property or otherwise pledge, dispose of or sublicense or consent to the assignment any of its intellectual property;

c) other than in connection with a Qualified Offering in which the proceeds are used to repay in full the Notes, amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents of the Company or its Subsidiaries other than as to the Conversion Shares as permitted or required under the Transaction Documents;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire, or make any principal, interest or amortization payment on any indebtedness for borrowed money of any kind, other than the Notes and Permitted Indebtedness;

f) pay cash dividends or distributions on any equity securities of the Company or its subsidiaries;

g) enter into any transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); provided that any transaction in excess of $100,000 shall require the approval of the Holder;

h) make any payments not otherwise permitted herein to Rajiv Shukla pursuant to the Separation Agreement or otherwise;

i) make any payments on account of the Company’s historical payables set forth in the historical payables analysis attached as Schedule 4(a) to the Settlement Agreement, excluding payments satisfactory to the Holder to current vendors set forth in Schedule 4(b) to the Settlement Agreement, provided, that, in the event the Company or any of its Subsidiaries, in one transaction or a series of transactions, receives gross proceeds of at least $4,000,000 from the issuance of securities (other than the Notes, or proceeds from any securities issued to the Holder or its affiliates), the Company may make payments satisfactory to the Holder (as evidenced by a written approval of the Holder in the amounts up to the amounts detailed on Schedule 4(a) to the Settlement Agreement or to Rajiv Shukla pursuant to the Separation Agreement or otherwise, notwithstanding clauses (h) and (i) above; and

j) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest and other amounts owing to the Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 5 Trading Days;

ii. the Company, any of its Subsidiaries shall fail to observe or perform any other covenant or agreement contained in this Note (other than a breach by the Company of its obligations to deliver the Conversion Shares to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 Trading Days after written notice of such failure sent by the Holder or by any other Holder to the Company and (B) 20 Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long-term leasing or factoring arrangement that involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within ten Trading Days;

viii. the Company shall be a party to any Change of Control;

ix. the Company does not meet the current public information requirements under Rule 144;

x. if, either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Conversion Shares under the Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(x);

xi. the Company shall fail for any reason to deliver Conversion Shares to the Holder prior to the tenth Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

xii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary, or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

xiii. The license agreement with Carnegie Mellon University shall have been terminated or modified in a manner materially adversely to the Holder; and

xiv. (a) Rajiv Shukla shall have commenced any litigation, mediation or arbitration in regard to his Separation Agreement of other matters against the Company, any of its Subsidiaries, any of its or their current or former members of management or Board of Directors or takes any other action adverse to the Company’s or any its Subsidiaries’ interests; or (b) the Company shall have made any payment to Rajiv Shuka pursuant to the Separation Agreement or otherwise in violation of the Transaction Documents.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. At Holder’s option, the Company shall pay all such amounts due, including late fees, if any, in cash or from time to time in Common Stock with the Conversion Price of the Common Stock equal to a 25% discount to the average of the three lowest closing prices of the Common Stock on the Trading Market for the 10 prior Trading Days. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder, and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above, or such other facsimile or electronic mail number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or electronic mail, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or email address, as applicable, specified on the signature page prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or email address, as applicable, specified on the signature page between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Delaware (the “Delaware Courts”). The parties agree that there is a substantial relationship between the State of Delaware and this transaction, as the Company and the Subsidiary Guarantors are organized under the laws of Delaware. The parties further agree that the application of Delaware law is a material inducement for the Purchasers to enter into this Agreement. To the fullest extent permitted by law, the Company and each Subsidiary Guarantor hereby waive any defense to the enforcement of the Transaction Documents based upon the public policy of any other jurisdiction, including but not limited to the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party acknowledges that its New York presence or residence shall not be a basis for asserting that a Delaware court is an improper or inconvenient venue. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, then it shall be reimbursed by the Company for its reasonable attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver; Amendment. Any waiver by the Company, or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company, or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Holder must be in writing. No provision of this Note may be waived or amended except in a written instrument signed, in the case of amendments, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall, in each case to the extent this Note is not paid in full (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

j) Senior Secured Obligation. The Notes will be senior to all obligations of the Company. The obligations of the Company under this Note are secured by a first lien on certain of the current and future intellectual property assets of the Company, in each case pursuant to the Security Agreement, dated as of the date hereof (the “Security Agreement”, by and among the Company, the subsidiaries of the Company party thereto, and the Holder as Collateral Agent, and the IP Security Agreement, dated as of the date hereof, by and among the Company, the subsidiaries of the Company party thereto, the Holder as Collateral Agent.

k) Usury. The Company hereby agrees not to and to cause the Subsidiary Guarantors not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under any Transaction Document. The Company and the Holder agree that the interest rate on this Note does not exceed 25%. In the event that that the Company insists on or causes any Subsidiary Guarantor to insist on or pleads or in any manner whatsoever claims or is compelled to take the benefit or advantage of the usury laws in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under any Transaction Document, in addition to any other charges, fees and expenses due and owing under the Transaction Documents, the amount owing under the Note will increase by 25% per annum. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company and the Subsidiary Guarantors under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company and the Subsidiary Guarantors may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or any Subsidiary Guarantor to the Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal balance of such Holder’s Note or be refunded to the Company or such Subsidiary Guarantor, the manner of handling such excess to be at such Holder’s election.

l) Power to Confess Judgment. UPON THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT THAT IS NOT CURED WITHIN ANY APPLICABLE CURE PERIOD, THE COMPANY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THE COMPANY AND CONFESS JUDGMENT AGAINST THE COMPANY IN FAVOR OF HOLDER FOR THE PRINCIPAL AMOUNT THEN DUE AND UNPAID UNDER THIS NOTE, TOGETHER WITH ACCRUED AND UNPAID INTEREST AND ALL OTHER AMOUTNS DUE HEREUNDER AND HOLDER’S REASONABLE, DOCUMENTED OUT-OF-POCKET COSTS OF COLLECTION AND REASONABLE ATTORNEYS’ FEES ACTUALLY INCURRED. THE COMPANY WAIVES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS HOLDER SHALL ELECT UNTIL SUCH TIME AS THE HOLDER SHALL HAVE RECEIVED PAYMENT IN FULL OF THE NOTE, INTEREST, COSTS AND ATTORNEYS’ FEES.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

Longevity Health Holdings, Inc.

By: /s/ Bryan J. Cassaday
Name: Bryan J. Cassaday
Title: Chief Financial Officer
Email for delivery of Notices: bcassaday@healthxage.com

EXHIBIT 10.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August 13, 2026 $1,100,000

10% SENIOR SECURED CONVERTIBLE NOTE

DUE February 13, 2028

THIS 10% SENIOR SECURED CONVERTIBLE NOTE is one of a series of duly authorized and validly issued 10% Senior Secured Convertible Notes of Longevity Health Holdings, Inc., a Delaware corporation (the “Company”), having its principal place of business at 2403 Sidney Street, Suite 300, Pittsburgh, PA 15203, designated as its 10% Senior Secured Convertible Note due February 13, 2028 (this Note, the “Note” and, collectively with the other Notes of such series, the “Notes”). The Notes shall be convertible into shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), in accordance with the terms of the Notes.

FOR VALUE RECEIVED, the Company promises to pay to PURITAN PARTNERS LLC, a New York limited liability company, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $ 1,100,000 on February 13, 2028 (the “ Maturity Date ”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, and (b) the following terms shall have the following meanings below.

“Acquired Indebtedness” means indebtedness of a Person (including any subsidiary thereof) (a) existing at the time such Person becomes a subsidiary of the Company as a result of a Strategic Transaction, or (b) assumed in connection with the acquisition of assets from such Person in a Strategic Transaction, in each case, which indebtedness was not created or incurred in connection with, or in contemplation or anticipation of, such Person becoming a subsidiary of the Company or such asset acquisition, as applicable.

“Acquired Liens” means Liens on the property or assets of a Person (including any subsidiary thereof) (a) existing at the time such Person becomes a subsidiary of the Company as a result of a Strategic Transaction, or (b) existing on assets at the time of the acquisition of such assets from such Person in a Strategic Transaction, in each case, which Liens were not created, incurred, or granted in connection with, or in contemplation or anticipation of, such Person becoming a subsidiary of the Company or such asset acquisition, as applicable.

“Affiliate” has the meaning set forth in Rule 501 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Alternative Conversion Price” means the per share price equal to 80% of the average closing trade prices of the Common Stock on the Trading Market for the five (5) Trading Days immediately preceding the applicable Conversion Date.

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c)(ii).

“Business Day” shall have the meaning set forth in the Purchase Agreement.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control” shall have the meaning set forth in the Purchase Agreement.

“Closing Bid Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company .

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means the shares of Common Stock of the Company issuable upon conversion of this Note in accordance with the terms hereof.

“Delaware Courts” shall have the meaning set forth in Section 9(d).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Event of Default” shall have the meaning set forth in Section 8(a).

“Exchange Act” shall have the meaning set forth in the Purchase Agreement.

“Exempt Issuance” shall have the meaning set forth in the Purchase Agreement.

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Late Fees” shall have the meaning set forth in Section 2(d).

“Mandatory Default Amount” means the sum of (a) 115% of the then outstanding principal amount of the Note, (b) accrued but unpaid interest through maturity and (c) all other amounts due in respect of the Note. Notwithstanding the foregoing, in the event of an Event of Default under Section 8(a)(xiv), the percentage set forth in subsection (a) above shall be increased to 125%.

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means at 100% of the principal amount thereof plus any unpaid accrued interest to the date of repayment, plus all other amounts due in respect of the Note.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Permitted Disposition” means (i) the sale, assignment, lease, transfer or other disposition of the Company or its Subsidiaries of inventory, equipment and goods, and immaterial assets sold in the ordinary course of business, (ii) disposal of obsolete or worn out property or property no longer used or useful in the conduct of business, in each case in the ordinary course of business, (iii) customary discounting of accounts receivable in the ordinary course of business, (iv) the sale, assignment, lease, transfer or other disposition of the Company or its Subsidiaries of assets required to be disposed of to comply with the order of any governmental authority or applicable laws, (v) dispositions of cash and cash equivalents in the ordinary course of business, and (vi) the expiration, non-renewal, or lapses of leases, licenses, permits, or intellectual property rights that are no longer material to the Company’s or its Subsidiaries’ business; provided that the sum of all amounts sold, assigned leased, transferred or otherwise disposed of shall amount to less than $10,000. If the sum of all such amounts exceeds $10,000, all such dispositions shall not be treated as Permitted Dispositions.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes, (b) lease obligations and purchase money indebtedness of up to $50,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (c) unsecured indebtedness that is expressly subordinate to the Notes pursuant to a written subordination agreement with the Holder that is acceptable to the Holder in its sole discretion, (d) indebtedness in an amount not exceeding $500,000 related to the financing of premiums on insurance policies, (e) (i) Acquired Indebtedness and (ii) any indebtedness that refinances, extends, renews or refunds any Acquired Indebtedness (provided that (x) the principal amount of such refinancing, extension, renewal or refund does not exceed the principal amount of such Acquired Indebtedness, (y) the refinancing, extension, renewal or refunding indebtedness does not have any maturities prior to the indebtedness being refinanced, and (z) the terms of such refinancing, extension, renewal or refunding indebtedness are at least as favorable to such Subsidiary as the indebtedness being refinanced extended or refunded ) (“Permitted Refinancing Indebtedness”), (f) acquisition of goods, supplies, or inventory on normal trade credit in the ordinary course of business in accordance with historical business operations of the Company so long as such indebtedness does not exceed $25,000 at any one time outstanding, and (g) indebtedness in respect of treasury, depository, cash management, or credit cards in in the ordinary course of business in accordance with historical business operations of the Company so long as such indebtedness does not exceed $100,000 at any one time outstanding.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b), (c) and (d) thereunder, provided, in the case of clauses (b) and (d) thereunder, that such Liens are not secured by assets of the Company other than the assets so acquired or leased; (d) Acquired Liens, provided that such Liens do not secure any assets of the Company or its Subsidiaries other than the assets of the Person acquired and secure only Acquired Indebtedness, (e) Liens securing Permitted Refinancing Indebtedness; provided such Liens do not secure any assets of the Company or its Subsidiaries other than the assets of the Person acquired, (f) liens securing the obligations of the Company to the Holder, and (g) liens set forth on Schedule B to the Security Agreement (as defined below).

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August 13, 2026, by and among the Company, Carmell Regen Med Corporation and the Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Offering” shall have the meaning set forth in the Purchase Agreement.

“Registration Statement” shall have the meaning set forth in the Purchase Agreement.

“Securities Act” shall have the meaning set forth in the Purchase Agreement.

“Separation Agreement” means the separation agreement, dated as of March 13, 2026, by and between Rajiv Shukla and the Company.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subsidiary” shall have the meaning set forth in the Purchase Agreement.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

“Trading Market” shall have the meaning set forth in the Purchase Agreement.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 2. Interest.

a) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 10% per annum, payable monthly, commencing on the 13th calendar day of each month, beginning on September 13, 2026, on each Conversion Date (as to that principal amount then being converted), on each Optional Redemption Date (as to that principal amount then being redeemed) and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash.

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal amount of this Note, together with all accrued and unpaid interest, and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Late Fee. In addition to all other amounts required to be paid to Holder hereunder, all overdue accrued and unpaid principal amount of this Note and interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such principal amount and interest is due hereunder through and including the date of actual payment of such amounts in full.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as reasonably requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of reducing the outstanding principal amount of this Note by an amount equal to the principal amount of this Note that has been so converted. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within two (2) Business Days of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. This Note shall be convertible at the option of the Holder into shares of Common Stock at a fixed conversion price equal to $0.50 per share (as adjusted hereunder, the “Conversion Price”). Notwithstanding the foregoing, in the event that the closing trade price of the Common Stock on the Trading Market is less than the Conversion Price on any Conversion Date, the Holder may at its option as stated in the Notice of Conversion, convert this Note into shares of Common Stock at the Alternative Conversion Price and, thereafter, any references to the “Conversion Price” hereunder shall be deemed to refer to the “Alternative Conversion Price” with respect to such conversion only.

c) Conversion Limitations. Notwithstanding anything herein to the contrary, the Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent written notice by the Company or the Transfer Agent to the Holder setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion of this Note by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

d) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. Subject to Section 4(d)(vii), the number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

ii. Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates (or book-entry statements recorded in the books and records of the Transfer Agent representing the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the Original Issue Date or (ii) the effective date of a registration statement registering all of the shares underlying this Note (the “Effective Date”), shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note. On or after the earlier of (i) the six-month anniversary of the Original Issue Date or (ii) the Effective Date, the Company shall use its reasonable commercial efforts to deliver any Conversion Shares required to be delivered by the Company under this Section 4(d) electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Notice of Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company any shares of Common Stock delivered to the Holder pursuant to the rescinded Notice of Conversion representing the principal amount of this Note unsuccessfully tendered for conversion to the Company.

iv. Obligation Absolute; Partial Liquidated Damages. If the Company fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 4(d)(ii) by the Share Delivery Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, of $1,000 for each Trading Day after such third Trading Day until such Conversion Shares are delivered. In addition, if the Company fails to deliver instructions to the Transfer Agent by the day required above, the Company shall be required to pay an additional amount in cash, as liquidated damages and not as a penalty, of $1,000 for each Trading Day until such notice is given to the Transfer Agent as required. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in an amount equal to 100% of the principal amount of this Note which is subject to the disputed Notice of Conversion, which bond shall remain in effect until the resolution of the injunction proceedings, and the proceeds of which shall be payable to such Holder solely to the extent the Holder obtains a judgment in its favor with respect to such disputed conversion. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit the Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. Nothing herein shall limit the Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company with written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than four (4) times the maximum number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (assuming no Event of Default) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder to the Maturity Date. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall be responsible for all charges of the Transfer Agent in connection with the conversion of this Note as well as charges incurred for legal opinions in connection with such conversions.

Section 5.  Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company ) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

b) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than 1 Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c) Subsequent Rights Offerings. If the Company, at any time while the Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to any holders of Notes) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the then Conversion Price, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such price. Such adjustment shall be made whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (and not to any holders of Notes) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(c)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the then price of the Common Stock or the VWAP determined as of the record date mentioned above, and of which the numerator shall be such then price of the Common Stock or the VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case, the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person , (ii) the Company effects any sale of all or substantially all of its assets in one transaction or series of related transactions,(iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of one share of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything in the foregoing or anything else to the contrary set forth in this Note, the Company shall not be required to obtain the consent of the Holder in connection with any Strategic Transaction.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. Redemption; Automatic Conversion.

a) Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after the Original Issue Date, the Company may, deliver a written notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem all or a portion of the then outstanding principal amount of this Note for cash in an amount equal to the Optional Redemption Amount on the 10th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 10 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. The Company’s determination to pay an Optional Redemption in cash shall be applied ratably to all of the holders of the then outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement. In the event of any such attempt to redeem the Notes, the Holder may elect to convert the outstanding principal amount of the Note pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by the delivery of a Notice of Conversion to the Company prior to such payment.

b) Capital Raising Transaction. The Company shall be required to offer to prepay in cash all or a portion of the outstanding principal amount of this Note at 100% of the principal amount thereof plus any unpaid accrued interest to the prepayment date with 25% of the gross proceeds received by the Company or any of its subsidiaries, on the sale of any equity, equity-linked or debt securities that is not otherwise covered by Section 6(e), other than proceeds, if any, from the Notes or proceeds from securities, if any, issued to Puritan or its affiliates. In the event of such sale, the Holder shall have the right to convert this Note prior to the date of any such prepayment in accordance with any of the conversion mechanics as set forth in the Notes. Such payment shall be made on the closing date of such sale, and the Company shall, if practical, have provided 10 days’ notice to Holder.

c) Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be payable on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, an Event of Default shall be deemed to have occurred under this Note.

d) Fractional Shares. No fractional shares are to be issued upon the conversion of this Note, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number. To the extent that rounding up to the nearest whole number would result in a violation of Section 4(d)(vii), the Company shall pay the applicable converting Holder an amount in cash equal to the fractional share amount multiplied by the Closing Bid Price for the Common Stock on the applicable date.

(e) Mandatory Prepayment. The Company shall be required to offer to prepay in cash the aggregate outstanding principal amount of this Note at 100% of the principal amount thereof plus any unpaid accrued interest to the prepayment date, upon the sale of all or substantially all of the assets of the Company or its Subsidiaries, or upon a Change of Control or upon a Qualified Offering. In addition, the Company shall be required to offer to prepay in cash the aggregate outstanding principal amount of this Note or a portion thereof, plus any accrued interest to the prepayment date, with the proceeds received on the sale of any assets of the Company or its Subsidiaries (other than Permitted Dispositions). In any such event, the Holder shall have the right to convert this Note prior to the date of any such prepayment in accordance with any of the conversion mechanics as set forth in the Note. Such payment shall be made on the date of each of the events specified above and in each case the Company shall, if practical, have provided 15 days’ notice to the Holder.

Section 7. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the Original Issue Date) to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned either individually or jointly or hereafter acquired or any interest therein or any income or profits therefrom, including without limitation any of its intellectual property or otherwise pledge, dispose of or sublicense or consent to the assignment any of its intellectual property;

c) other than in connection with a Qualified Offering in which the proceeds are used to repay in full the Notes, amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents of the Company or its Subsidiaries other than as to the Conversion Shares as permitted or required under the Transaction Documents;

e) repay, repurchase or offer to repay, repurchase or otherwise acquire, or make any principal, interest or amortization payment on any indebtedness for borrowed money of any kind, other than the Notes and Permitted Indebtedness;

f) pay cash dividends or distributions on any equity securities of the Company or its subsidiaries;

g) enter into any transaction with any Affiliate of the Company, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); provided that any transaction in excess of $100,000 shall require the approval of the Holder;

h) make any payments not otherwise permitted herein to Rajiv Shukla pursuant to the Separation Agreement or otherwise;

i) make any payments on account of the Company’s historical payables set forth in the historical payables analysis attached as Schedule 4(a) to the Settlement Agreement, excluding payments satisfactory to the Holder to current vendors set forth in Schedule 4(b) to the Settlement Agreement, provided, that, in the event the Company or any of its Subsidiaries, in one transaction or a series of transactions, receives gross proceeds of at least $4,000,000 from the issuance of securities (other than the Notes, or proceeds from any securities issued to the Holder or its affiliates), the Company may make payments satisfactory to the Holder (as evidenced by a written approval of the Holder in the amounts up to the amounts detailed on Schedule 4(a) to the Settlement Agreement or to Rajiv Shukla pursuant to the Separation Agreement or otherwise, notwithstanding clauses (h) and (i) above; and

j) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest and other amounts owing to the Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 5 Trading Days;

ii. the Company, any of its Subsidiaries shall fail to observe or perform any other covenant or agreement contained in this Note (other than a breach by the Company of its obligations to deliver the Conversion Shares to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 Trading Days after written notice of such failure sent by the Holder or by any other Holder to the Company and (B) 20 Trading Days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long-term leasing or factoring arrangement that involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within ten Trading Days;

viii. the Company shall be a party to any Change of Control;

ix. the Company does not meet the current public information requirements under Rule 144;

x. if, either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Conversion Shares under the Registration Statement for a period of more than 20 consecutive Trading Days or 30 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(x);

xi. the Company shall fail for any reason to deliver Conversion Shares to the Holder prior to the tenth Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

xii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary, or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days;

xiii. The license agreement with Carnegie Mellon University shall have been terminated or modified in a manner materially adversely to the Holder; and

xiv. (a) Rajiv Shukla shall have commenced any litigation, mediation or arbitration in regard to his Separation Agreement of other matters against the Company, any of its Subsidiaries, any of its or their current or former members of management or Board of Directors or takes any other action adverse to the Company’s or any its Subsidiaries’ interests; or (b) the Company shall have made any payment to Rajiv Shuka pursuant to the Separation Agreement or otherwise in violation of the Transaction Documents.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. At Holder’s option, the Company shall pay all such amounts due, including late fees, if any, in cash or from time to time in Common Stock with the Conversion Price of the Common Stock equal to a 25% discount to the average of the three lowest closing prices of the Common Stock on the Trading Market for the 10 prior Trading Days. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder, and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above, or such other facsimile or electronic mail number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or electronic mail, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or email address, as applicable, specified on the signature page prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or email address, as applicable, specified on the signature page between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Delaware (the “Delaware Courts”). The parties agree that there is a substantial relationship between the State of Delaware and this transaction, as the Company and the Subsidiary Guarantors are organized under the laws of Delaware. The parties further agree that the application of Delaware law is a material inducement for the Purchasers to enter into this Agreement. To the fullest extent permitted by law, the Company and each Subsidiary Guarantor hereby waive any defense to the enforcement of the Transaction Documents based upon the public policy of any other jurisdiction, including but not limited to the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party acknowledges that its New York presence or residence shall not be a basis for asserting that a Delaware court is an improper or inconvenient venue. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, then it shall be reimbursed by the Company for its reasonable attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver; Amendment. Any waiver by the Company, or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company, or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Holder must be in writing. No provision of this Note may be waived or amended except in a written instrument signed, in the case of amendments, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall, in each case to the extent this Note is not paid in full (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

j) Senior Secured Obligation. The Notes will be senior to all obligations of the Company. The obligations of the Company under this Note are secured by a first lien on certain of the current and future intellectual property assets of the Company, in each case pursuant to the Security Agreement, dated as of the date hereof (the “Security Agreement”, by and among the Company, the subsidiaries of the Company party thereto, and the Holder as Collateral Agent, and the IP Security Agreement, dated as of the date hereof, by and among the Company, the subsidiaries of the Company party thereto, the Holder as Collateral Agent.

k) Usury. The Company hereby agrees not to and to cause the Subsidiary Guarantors not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under any Transaction Document. The Company and the Holder agree that the interest rate on this Note does not exceed 25%. In the event that that the Company insists on or causes any Subsidiary Guarantor to insist on or pleads or in any manner whatsoever claims or is compelled to take the benefit or advantage of the usury laws in connection with any claim, action or proceeding that may be brought by the Holder in order to enforce any right or remedy under any Transaction Document, in addition to any other charges, fees and expenses due and owing under the Transaction Documents, the amount owing under the Note will increase by 25% per annum. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company and the Subsidiary Guarantors under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company and the Subsidiary Guarantors may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or any Subsidiary Guarantor to the Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Holder to the unpaid principal balance of such Holder’s Note or be refunded to the Company or such Subsidiary Guarantor, the manner of handling such excess to be at such Holder’s election.

l) Power to Confess Judgment. UPON THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT THAT IS NOT CURED WITHIN ANY APPLICABLE CURE PERIOD, THE COMPANY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THE COMPANY AND CONFESS JUDGMENT AGAINST THE COMPANY IN FAVOR OF HOLDER FOR THE PRINCIPAL AMOUNT THEN DUE AND UNPAID UNDER THIS NOTE, TOGETHER WITH ACCRUED AND UNPAID INTEREST AND ALL OTHER AMOUTNS DUE HEREUNDER AND HOLDER’S REASONABLE, DOCUMENTED OUT-OF-POCKET COSTS OF COLLECTION AND REASONABLE ATTORNEYS’ FEES ACTUALLY INCURRED. THE COMPANY WAIVES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS HOLDER SHALL ELECT UNTIL SUCH TIME AS THE HOLDER SHALL HAVE RECEIVED PAYMENT IN FULL OF THE NOTE, INTEREST, COSTS AND ATTORNEYS’ FEES.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

Longevity Health Holdings, Inc.

By: /s/ Bryan J. Cassaday
Name: Bryan J. Cassaday
Title: Chief Financial Officer
Email for delivery of Notices: bcassaday@healthxage.com

EXHIBIT 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 13, 2026, by and among Longevity Health Holdings, Inc, a Delaware corporation whose principal place of business is located at 2403 Sidney Street, Suite 300 Pittsburgh, PA 15203 (the “Company”), Carmell Regen Med Corporation (f/k/a Carmell Therapeutics Corporation), a Delaware corporation and wholly owned subsidiary of the Company (“Carmell Regen”), and the Purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, Carmell Regen and the Purchaser are parties to that certain Securities Purchase Agreement dated January 19, 2022.

WHEREAS, pursuant to the Securities Purchase Agreement, Carmell Regen issued to the Purchaser the Existing Note and the Warrant.

WHEREAS, pursuant to a Debt Assignment and Assumption Agreement, dated as of the date hereof (the “Debt Assignment and Assumption Agreement”), by and between the parties hereto, the Company assumed the obligations of Carmell Regen under the Existing Note.

WHEREAS, pursuant to the Business Combination by and among the Company, Candy Merger Sub, and Carmell Regen, dated January 4, 2023, each warrant to purchase shares of Carmell Regen Med common stock was exchanged for a warrant to purchase shares of the Company’s common stock.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to

Section 3(a)(9) of the Securities Act, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, (i) the Initial Note in exchange for the Existing Note and (ii) the Additional Note in exchange for the Warrant, and to agree to certain matters as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as set forth below.

ARTICLE I

DEFINITIONS

1.1	The following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Additional Note” means the Company’s 10% Senior Secured Note due February 13, 2028 in the form attached hereto as Exhibit B in aggregate principal amount of $1,100,000 to be issued to the Purchaser hereunder.

“Affidavit of Confession of Judgment” means the Affidavit of Confession of Judgment in the form attached hereto as Exhibit E, to be executed by the Company and the Subsidiary Guarantors.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a one year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) through (v) above. Notwithstanding anything to the contrary set forth herein, no Change of Control shall be deemed to occur as a result of a transaction with HS Homeworx Holdings Inc. or Slatkin and Company so long as no Event of Default has occurred or is continuing and each entity or business combined with or acquired by the Company in such transaction that becomes a direct or indirect subsidiary of the Company shall become a Subsidiary Guarantor and shall grant a security interest in all of its assets pursuant to the Security Agreement and the IP Security Agreement on substantially the same terms as the Company’s existing Subsidiaries to the extent available or to the extent not available on as senior a basis as available.

“CMU License Agreement” means the License Agreement, by and between Carnegie Mellon University and the Company, originally dated as of January 30, 2008, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means K&L Gates LLP.

“Debt and Assignment and Assumption Agreement” shall mean the debt and warrant assumption and amendment agreement, by and between the Company, Carmell Regen and the Purchaser, substantially in the form of Exhibit K hereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) any equity awards to employees, officers or directors or unaffiliated consultants of the Company or its Subsidiaries pursuant to any equity compensation plan duly approved by the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) shares of Common Stock issuable upon exercise, conversion or pursuant to the terms of the Notes, or convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transaction, provided that any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receive benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Existing Note” means the outstanding 10% Original Issue Discount Senior Secured Convertible Note due January 19, 2023 in aggregate principal amount of $1,250,000 issued by Carmell Regen to the Purchaser, as amended or modified from time to time.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Initial Note” means the Company’s 10% Senior Secured Note due February 13, 2028 in the form attached hereto as Exhibit A in aggregate principal amount of $1,250,000 to be issued to Purchaser hereunder.

“IP Security Agreement” means the Amended and Restated Intellectual Property Security Agreement, in the form attached hereto as Exhibit H, by and among the Company, the subsidiaries of the Company listed on the signature page thereto and Puritan Partners LLC, as Collateral Agent.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-up Agreements” means the lock-up agreements executed by the Company’s executive officers and directors and any 5% shareholders of the Company.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Notes” means the Initial Note and the Additional Note.

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” shall mean the regulations promulgated by OFAC, as amended from time to time.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Qualified Offering” means a debt or equity financing for the account of the Company or any of its Subsidiaries in which shares of Common Stock, or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock are issued, which financing results in cumulative aggregate cash proceeds to the Company of at least $8,000,000.

“Registrable Securities” means, as of any date of determination, (a) all shares of Common Stock then issued and issuable upon conversion in full of the Notes including interest thereon to the Maturity Date and (b) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to file a registration statement with respect thereto) for so long as (a) a registration statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Purchaser in accordance with an effective registration statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the Purchaser (assuming that such securities and any securities issuable upon conversion of which such securities were issued or are issuable, were at no time held by any Affiliate of the Company).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes, and the shares of Common Stock issuable upon conversion of the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Amended and Restated Security Agreement in the form attached hereto as Exhibit C, to be entered into by and among the Company, the subsidiaries of the Company listed on the signature page thereto and Puritan Partners, as Purchaser and Collateral Agent.

“Security Documents” means the Security Agreement and the IP Security Agreement and any other documents and filings required thereunder (all UCC-1 and IP filing receipts) in order to grant the Purchaser a perfected first priority security interest on all of the current and future assets of the Company and its Subsidiaries.

“Shares” shares of common stock of the Company.

“Strategic Transaction” means any merger, consolidation, business combination, reverse merger, acquisition, disposition, sale of assets, sale of equity or debt securities, recapitalization, restructuring, financing, refinancing, uplisting transaction, change-of-control transaction, strategic investment, joint venture, licensing transaction, or other transaction approved by the Company’s Board of Directors.

“Subsidiary” means any direct or indirect subsidiary of the Company as set forth on Schedule 3.1(a) of the Disclosure Schedules.

“Subsidiary Guarantee” means the guarantee in the form of Exhibit G hereto to be issued by the Subsidiary Guarantors to the Purchaser.

“Subsidiary Guarantors” means the Subsidiaries of the Company party to the Subsidiary Guarantee.

“to the knowledge of the Company,” “to the Company’s knowledge” and similar words and phrases mean the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer, in each case after reasonable inquiry of all officers and employees of the Company under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE MKT LLC, any trading platform maintained by OTC Markets, Inc., including, but not limited to, the OTCQX, OTCQB and Pink Open Markets.

“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the IP Security Agreement, the Affidavit of Confession of Judgment, the Lock-up Agreements, the Transfer Agent Instructions, the Subsidiary Guarantee, the Debt Assignment and Assumption Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of One State Street Plaza, 30th Floor, New York, New York 10004, and any successor transfer agent of the Company.

“Warrant” means the 5-year warrants, issued by the Company to the Purchaser on January 19, 2022, exercisable at the conversion price therein to purchase 1,885,796 shares of Common Stock.

ARTICLE II

PURCHASE AND SALE

2.1 (a) Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 2.3, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, on the Closing Date (as defined below), the Initial Note and the Additional Note. On the Closing Date, (i) the Purchaser shall (A) deliver the Existing Note to the Company for cancellation in exchange for the Initial Note, and (B) deliver the Warrant to the Company for cancellation in exchange for the Additional Note, and (ii) the Company shall deliver to the Purchaser the Initial Note and the Additional Note, each duly executed by the Company and registered in the name of the Purchaser or its designee. The closing of the purchase and sale of the Initial Note and the Additional Note (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures on the first Business Day on which the conditions to the Closing set forth below are satisfied or waived. The date of the Closing is referred to herein as the “Closing Date.”

2.2	Deliveries.

a)	At the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser the following:

(i)	this Agreement, duly executed by the Company;

(ii)	a duly executed Initial Note in the form of Exhibit A hereto, registered in the name of the Purchaser or its designee;

(iii)	a duly executed Additional Note in the form of Exhibit B hereto, registered in the name of the Purchaser or its designee;

(iv)	a duly executed Debt Assumption and Assignment Agreement in the form of Exhibit K hereto, duly executed by the Company and Carmell Regen;

(v)	the Security Agreement in the form of Exhibit C hereto, duly executed by the Company and its Subsidiaries;

(vi)	the IP Security Agreement in the form of Exhibit H hereto, duly executed by the Company and its Subsidiaries;

(vii)	the Affidavit of Confession of Judgment in the form of Exhibit E hereto, duly executed by the Company and its Subsidiaries;

(viii)	the Subsidiary Guarantee in the form of Exhibit G hereto, duly executed by the Subsidiary Guarantors;

(ix)	the Lock-up Agreements in the form of Exhibit I hereto, executed by the Company’s executive officers and directors and other 5% shareholders of the Company, if any;

(x)

Certificates of the Chief Executive Officer and Chief Financial Officer of each of the Company and the Subsidiary Guarantors, in the form of Exhibit J, certifying as to (a) copies of the Certificate of Incorporation and bylaws or equivalent documents of the Company and Subsidiary Guarantors, as amended and restated as of the date hereof, (b) the resolutions of the board of directors or other governing body of the Company and Subsidiary Guarantors to authorize the execution, delivery and performance of the Transaction Documents by such party, (c) the names and true signatures of the officers of each of the Company and the Subsidiary Guarantors authorized to sign the Transaction Documents to which it is a party, and (d) all conditions set forth in this Section 2.2(a) have been met by such party;

(xi)	Certificates of good standing for the Company and the Subsidiary Guarantors in the jurisdictions of their respective states of incorporation or formation;

(xii)	Transfer Agent Instructions in the form of Exhibit F hereto, executed by the Company;

(xiii)	[intentionally omitted]; and

(xiv)	Stock powers with respect to the common stock of the Subsidiary Guarantors executed in blank in the form of Exhibit L hereto, executed by the Company.

b)	On the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company the following:

(i)	this Agreement duly executed by the Purchaser;

(ii)	the Existing Note for cancellation;

(iii)	the Warrant for cancellation;

(iv)	[intentionally omitted];

(v)	the Security Agreement, duly executed by the Purchaser;

(vi)	the IP Security Agreement, duly executed by the Purchaser; and

(vii)	the Debt Assumption and Amendment Agreement, duly executed by the Purchaser.

2.3	Closing Conditions.

a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on such Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)	all obligations, covenants and agreements of Purchaser required to be performed at or prior to such Closing Date shall have been performed; and

(iii)	the delivery by the Purchaser of the items set forth in Section 2.2(b) with respect to the Closing.

b)	The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the Company and the Subsidiary Guarantors shall be in good standing in the jurisdictions of their respective states of incorporation or formation;

(ii)	the accuracy in all material respects when made and on such Closing Date of the representations and warranties of the Company contained herein;

(iii)	all obligations, covenants and agreements of the Company and its Subsidiaries required to be performed at or prior to such Closing Date shall have been performed in all material respects;

(iv)

no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(iii)	the delivery by the Company of the items set forth in Section 2.2(a) with respect to the Closing;

(iv)	Since the date of execution of this Agreement, there shall have been no Material Adverse Effect with respect to the Company;

(v)	the Company and the Subsidiary Guarantors shall have no outstanding indebtedness, other than Permitted Indebtedness (as defined in the Notes);

(vi)

no other securities of the Company outstanding after the use of proceeds hereof (i) shall be in default or (ii) shall reset (or shall have exercised any rights to convert into the Securities by virtue of a most favored nations or otherwise) as a result of the issuance of the Securities, except for the Company's common stock warrants issued on January 2, 2025, whose exercise price will decrease from $3.3557 to $1.38, the minimum exercise price permitted under the terms of such warrants, and whose aggregate number of shares issuable upon exercise will increase from 292,929 to 712,307; and

(vii)

no banking moratorium have been declared either by the United States or New York State authorities, no suspension of trading shall have been declared on the New York Stock Exchange or the NASDAQ Stock Market, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Note at the Closing.

2.4         Termination of Securities Purchase Agreement. Effective as of the Closing, the Securities Purchase Agreement, dated January 19, 2022, shall terminate as between Carmell Regen and Purchaser, without liability on the part of either party, and be of no further force or effect as of such date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth (i) in the corresponding sections or subsections of the Disclosure Schedules delivered herewith (collectively, the “Disclosure Schedules”) which shall be deemed a part hereof or (ii) in the registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference therein) required to be filed or furnished by the Company with the Commission since January 1, 2025 that are publicly available at least one Business Day prior to the date hereof (the “SEC Documents”), the Company hereby makes the representations and warranties set forth below to the Purchaser:

a)

Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Documents. The Subsidiary Guarantors are all of the direct or indirect subsidiaries of the Company with material operations. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, other than the Lien granted to the Purchaser, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b)

Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The foregoing representation and warranty and the similar representation and warranty in the other Transaction Documents shall be qualified as to the Company’s good standing by the matter set forth in paragraph 9 of Exhibit J hereto, i.e., the Certificate of the Company’s CEO and CFO. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiaries’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c)

Authorization; Enforcement. The Company and each of its Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its respective obligations hereunder and thereunder. The execution and delivery by each of the Company and its Subsidiaries of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company or such Subsidiary, as applicable, and no further corporate action is required by the Company or any of its Subsidiaries in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each of its Subsidiaries party thereto, as applicable, and, when delivered in accordance with the terms hereof and thereof, and assuming due authorization and delivery by the other parties thereto, will constitute a valid and binding obligation of the Company and such Subsidiaries, as applicable, enforceable against the Company and such Subsidiaries, as applicable, in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

d)

No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of its Subsidiaries and the consummation by the Company and each of its Subsidiaries of the transactions contemplated hereby or thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to any other Person any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument evidencing indebtedness of the Company or any of its Subsidiaries to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

e)

Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, or local governmental authority or other Person in connection with the execution, delivery and performance by the Company or such Subsidiaries of the Transaction Documents, other than (i) the filing of disclosures required under the Securities Exchange Act of 1934; (ii) the filing of a Form D with the Commission and such filings as are required to be made under applicable state securities laws and (iii) the filing of the Registration Statement (collectively, the “Required Approvals”).

f)

Issuance of the Securities. (i) The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be issued free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Common Stock issuable upon conversion of the Notes, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, free and clear of all Liens (other than restrictions on transfer pursuant to applicable securities laws). The Company has reserved from its duly authorized capital stock four (4) times the maximum number of shares of Common Stock issuable pursuant to the Notes, including interest thereon to the Maturity Date; and (ii) The Notes have been issued in transactions exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) under the Securities Act. The holding periods of the Notes may be tacked to the holding periods of the Existing Note and Warrants, respectively, i.e., January 19, 2023. Assuming compliance by the Company with the information requirements of Rule 144(c), the Purchaser may sell the shares underlying the Notes without registration of such shares under the Securities Act.

g)

Capitalization. The capitalization of the Company is as set forth in the SEC Documents as of the dates reported therein, and the capitalization of the Subsidiaries is as set forth on Schedule 3.1(g) of the Disclosure Schedules. Other than as set forth in the SEC Documents and/or as listed on Schedules 4(a) and Schedule 4(b) to the Settlement Agreement, the Company and the Subsidiaries have no indebtedness for money borrowed. Except as set forth in the SEC Documents, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise or settlement of stock options or other awards under the Company’s equity compensation plan or the issuance of shares of Common Stock pursuant to the exercise of warrants outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except pursuant to this Agreement and other than as described in the SEC Documents, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock or shares of common stock of any of the Company’s Subsidiaries. The issuance and sale of the Notes contemplated by this Agreement will not result in a right of the Company’s or any of its Subsidiaries’ securities to adjust the exercise, conversion, exchange or reset price under such securities, except for the Company's common stock warrants issued on January 2, 2025, whose exercise price will decrease from $3.3557 to $1.38, the minimum exercise price permitted under the terms of such warrants, and whose aggregate number of shares issuable upon exercise will increase from 292,929 to 712,307. All of the outstanding shares of capital stock of the Company and its Subsidiaries are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to Company’s or any of its Subsidiaries’ capital stock to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders or any stockholder of its Subsidiaries.

h)

Financial Statements. The consolidated financial statements of the Company and its Subsidiaries included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements of the Company and its Subsidiaries have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

i)

Material Changes. Since March 31, 2026, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) except as set forth on Schedule 3.1(i) of the Disclosure Schedules or as set forth on Schedule 4(a) and Schedule 4(b) of the Settlement Agreement, each of the Company and its Subsidiaries has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s, its Subsidiaries’ financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) each of the Company and its Subsidiaries has not materially altered its method of accounting, (iv) each of the Company and its Subsidiaries has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) each of the Company and its Subsidiaries has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Company’s existing equity compensation plan.

j)

Litigation. Other than as set forth in the SEC Documents, there is no material Proceeding pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been during the last ten (10) years, and to the knowledge of the Company, there is no pending or threatened in writing, any investigation by the Commission of the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

k)

Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which would reasonably be expected to result in a Material Adverse Effect.

l)

Compliance, Material Contracts. Except as set forth on Schedule 3.1(l) of the Disclosure Schedules, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, services, marketing or processing agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not have a Material Adverse Effect. Except as set forth on Schedule 3.1(l) of the Disclosure Schedules, each material contract of the Company and its Subsidiaries filed as an exhibit the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K (each, a “Material Contract”) is in full force and effect and constitutes a valid and binding obligation of the Company or such Subsidiary, as applicable, enforceable against the Company or such Subsidiary in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. No material defaults of the Company or any Subsidiary exist under any such Material Contract, except as set forth on Schedule 3.1(l). Neither the Company nor any Subsidiary has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract in a manner adverse to the Company.

m)

Regulatory Permits and Licenses. The Company and the Subsidiaries possess all certificates, authorizations, and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses and are in good standing under all such certificates, authorizations, and permits, except where the failure to possess such permits or to be in good standing would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material Permit.

n)

Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries, and (ii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

o)

Intellectual Property. The term “Proprietary Assets” means all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations, and licenses currently owned and/or used by the Company (which for purposes of this subsection shall include its Subsidiaries) or necessary for the conduct of the Company’s business as currently conducted, as well as any Material Contract under which the Company has access to any intellectual property or confidential information used by the Company in its business. Schedule 3.1(o) of the Disclosure Schedules sets forth all Proprietary Assets necessary, to the Company’s knowledge, to conduct the Company’s business as currently conducted or as presently proposed to be conducted. The Company owns, or has the right to use under the agreements or upon the terms described on Schedule 3.1(o) of the Disclosure Schedules, all of the Proprietary Assets and has taken all actions reasonable in light of its financial position to protect the Proprietary Assets. Except as set forth on Schedule 3.1(o) of the Disclosure Schedules, the Company does not require any license or other agreement to use any of the Proprietary Assets, except for licenses or agreements that can be obtained in the ordinary course of business without unreasonable effort, delay, cost, or expense. The Company is not bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property Rights (as defined below) of any other Person and, to the Company’s knowledge, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property Rights, other than those described on Schedule 3.1(o). With respect to each item of the Company’s Proprietary Assets that any third party owns and that the Company uses pursuant to license, sublicense, agreement or permission: (i) the license, as it relates to the Company is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) except as described on Schedule 3.1(l), the Company is not, and to the Company’s knowledge, no other party to the license, sublicense, agreement or permission is in material breach or default, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification or acceleration thereunder; (iii) the Company has not, and to the Company’s knowledge, no other party to the license, sublicense, agreement or permission has repudiated any material provision thereof; and (iv) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission other than as expressly permitted by such license, sublicense, agreement or permission. Except as set forth on Schedule 3.1(o) of the Disclosure Schedules, to the Company’s knowledge, no director, officer, or stockholder of the Company owns any rights in any Intellectual Property Rights directly or indirectly competitive with those owned or to be used by the Company or derived from or in connection with the conduct of the Company’s business. Except as set forth on Schedule 3.1(o) of the Disclosure Schedules, to the Company’s knowledge it is not now necessary to use any inventions or works of authorship of its employees made outside of their employment by the Company. Except as set forth on Schedule 3.1(o) of the Disclosure Schedules, the Company has obtained from all of the Company’s current and former officers, employees and consultants, assignments to all inventions developed or conceived during their service with the Company and relating to its business. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person except as set forth on Schedule 3.1(o). The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company’s Intellectual Property Rights are as set forth on Schedule 3.1(o) hereto. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others. The CMU License Agreement does not preclude (i) the pledging of the IP to be pledged to the Purchaser pursuant to the Transaction Documents, or (ii) the sublicensing of any of the Company’s Intellectual Property Rights.

p)

Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

q)

Transactions With Affiliates and Employees. Other than as described in the SEC Documents or as set forth in Schedule 3.1(q) hereto, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) for other employee benefits, including stock option agreements or other equity awards under any equity compensation plan of the Company or any Subsidiary.

r)

Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

s)

Private Placement. Assuming the accuracy of the Purchaser representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company and its Subsidiaries to the Purchaser as contemplated hereby.

t)

Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

u)

Registration Rights. Except as contemplated by the transactions hereunder or as set forth in the SEC Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

v)

Application of Takeover Protections. The Company’s and its Subsidiaries’ boards of directors or equivalent bodies have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or any of the Subsidiaries’ certificate of incorporation (or similar governing documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser’s, the Company’s or its Subsidiaries’ fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

w)

Disclosure. All disclosure provided to the Purchaser regarding each of the Company, its Subsidiaries, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company, its Subsidiaries with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and its Subsidiaries acknowledge and agree that the Purchaser makes no nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

x)

No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries or, to the knowledge of the Company, any Affiliates of the Company or its Subsidiaries, or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company or its Subsidiaries for purposes of the Securities Act which would require the registration of any such Securities under the Securities Act.

y)

Solvency. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries. Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and the application of the proceeds thereof, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Initial Closing Date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in such party’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000 due under finance leases as defined by U.S. GAAP. Other than as described in the SEC Documents, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

z)

Environmental Matters. The Company and each of its Subsidiaries (a) is in compliance with any and all Environmental Laws (as herein defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval, in each case except to the extent such noncompliance or non-receipt would not reasonably be expected to result in a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

aa)

Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon (except for those contested in good faith), and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

bb)

No General Solicitation. Neither the Company nor, to the knowledge of the Company, any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

cc)

Foreign Corrupt Practices; Patriot Act, etc. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

The Company and its Subsidiaries are in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Note will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. None of the Company or any of its Subsidiaries is a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

dd)

Seniority. As of the Closing Date, no Indebtedness, equity or other security of the Company or the Subsidiaries, other than Permitted Indebtedness, is senior to, or pari passu with, the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

ee)

No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary to arise, between the accountants and lawyers formerly or presently employed by the Company or any Subsidiary and, except as set forth on Schedule 3.1(ee) of the Disclosure Schedules, the Company and each Subsidiary is current with respect to any fees owed to its accountants and lawyers. By making this representation, each of the Company and its Subsidiaries does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its Subsidiaries and its lawyers. The Company’s accountants are as disclosed in its SEC Documents. To the knowledge of the Company, such accountants, who have expressed their opinion with respect to the financial statements for the year ended December 31, 2025, are a registered public accounting firm as required by the Securities Act.

ff)

Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company and its Subsidiaries acknowledge and agree that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company and its Subsidiaries further acknowledge that the Purchaser is not acting as a financial advisor or fiduciary of the Company and its Subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Securities. The Company and its Subsidiaries further represent to the Purchaser that the Company’s and its Subsidiaries’ decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

gg)	Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i)

No Disqualification Events. Neither the Company, nor any of its predecessors affiliates, any manager, executive officer, other officer of the Company or such Subsidiary participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s or such Subsidiaries’ outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company or such Subsidiary in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company and its Subsidiaries have exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company and its Subsidiaries will comply with their disclosure obligations under Rule 506(e).

(ii)

Other Covered Persons. None of the Company and its Subsidiaries is aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Notes that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii)

Reasonable Notification Procedures. With respect to each Company Covered Person, the Company and its Subsidiaries has established procedures reasonably designed to ensure that they receive notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv)

Notice of Disqualification Events. The Company will notify the Purchaser immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

hh)

Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company and its Subsidiaries acknowledge and agree that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and that the Purchaser is not, immediately prior to the Initial Closing, (i) an officer or director of the Company or the Subsidiaries, (ii) an Affiliate of the Company or the Subsidiaries or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act. The Company and the Subsidiaries further acknowledge that the Purchaser is not acting as a financial advisor or fiduciary of the Company or its Subsidiaries (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Company or the Subsidiaries or any of its representatives or agents in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Notes.

ii)

Sarbanes-Oxley; Internal Accounting Controls. Each of the Company and its Subsidiaries is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Initial Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Each of the Company and its Subsidiaries has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's (or any Subsidiary’s) internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's (or any Subsidiary’s) knowledge, in other factors that could significantly affect the Company's (or any Subsidiary’s) internal controls. The Company and its Subsidiaries have knowledge (upon receipt of the proceeds of this transaction) that the Company’s independent public accountants have issued an audit letter containing a “going concern” opinion in connection with the Company’s annual report on Form 10-K pursuant to Section 13 or 15(d) under the Exchange Act for the fiscal year ended December 31, 2025.

jj)

Variable Rate Securities. Except as provided in the Notes or disclosed in the SEC Documents, the Company has not directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction (as defined below).

3.2          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

a)

Organization; Authority. The Purchaser is an entity duly organized under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, limited partnership, limited liability company or similar action, as applicable, on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b)

Purchaser Representation. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable securities laws and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold Securities for any period of time.

c)

Purchaser Status. At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any of the Notes into shares of Common Stock it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

d)

Experience of the Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

e)

General Solicitation. Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

f)

Access to Information. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

The Company and its Subsidiaries acknowledge and agree that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1	Transfer Restrictions.

a)

The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or any Subsidiary or to an affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may, at its expense, require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement.

b)	The Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), the book-entry registrations for the Securities shall bear a legend in the following form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

c)

Book-entry registrations for the shares of Common Stock underlying the Notes shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such shares pursuant to Rule 144, or (iii) if such shares of Common Stock are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall, at its expense, cause its counsel to issue a legal opinion to the Transfer Agent promptly after the effectiveness of the Registration Statement if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the shares of Common Stock issuable thereunder, or if such shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof and pronouncements issued by the staff of the Commission) then such shares of Common Stock shall be issued free of all legends. The Company agrees that following the effectiveness of the Registration Statement or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Business Days following the delivery by the Purchaser to the Company of a request therefor (such second Business Day, the “Legend Removal Date”), cause the Transfer Agent to effect removal of the legend hereunder. The Company may not make any notation on its records or give instructions to any Transfer Agent that enlarge the restrictions on transfer set forth in this Section.

d)

Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to effect removal of the legend hereunder, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

e)

The Purchaser agrees that the removal of the restrictive legend from book-entry registrations representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2    Acknowledgment of Dilution. The Company and its Subsidiaries acknowledge that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company and its Subsidiaries further acknowledge that its obligations under the Transaction Documents, including without limitation its obligation to issue the shares of Common Stock underlying the Notes pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or its Subsidiaries may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company and its Subsidiaries.

4.3    Furnishing of Information Rule 144 Availability. As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. At all times from the date hereof through and including the date none of the shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”) are held by the Purchaser (the “Required Period”), the Company shall ensure Purchaser can sell the Conversion Shares pursuant to and in accordance with Rule 144 under the Securities Act. If, (i) at any time during the Required Period, the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act (a “Public Information Failure”), or (ii) the Company shall fail to take such action as is reasonably requested by the Purchaser to enable the Purchaser to sell any of the shares received in connection with the Notes pursuant to Rule 144 under the Securities Act (including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent as may be reasonably requested from time to time by the Purchaser and otherwise fully cooperate with Purchaser and Purchaser’s broker to effect such sale of the shares of common stock received in connection with the Notes pursuant to Rule 144 under the Securities Act) (a “Process Failure”) then, in either case, in addition to the Purchaser’s other available remedies, the Company shall pay to Purchaser, as liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Conversion Shares, an amount in cash equal to two (2%) percent of up to the original aggregate principal amount of the Notes on the day of a Public Information Failure or Process Failure, as applicable, and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days), thereafter, until (a) in the case of a Process Failure, the date such Process Failure is cured, or (b) in the case of a Public Information Failure, the date such Public Information Failure is cured. Notwithstanding anything to the contrary provided herein, liquidated damages for each Process Failure or Public Information Failure shall not commence to accrue for a period of five (5) days from the date of any such Process Failure and/or Public Information Failure. The payments to which the Purchaser shall be entitled pursuant to this Section 4.3 are referred to herein as “Rule 144 Failure Payments”. Rule 144 Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Rule 144 Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Rule 144 Failure Payments is cured.

4.4    Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate of the Company shall not, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

4.5    Securities Laws Disclosure; Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal or state securities law and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with notice of such disclosure permitted under subclause (i) or (ii).

4.6    Shareholder Rights Plan. No claim will be made or enforced by the Company or its Subsidiaries that the Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company or its Subsidiaries, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company any of its Subsidiaries and the Purchaser. The Company and its Subsidiaries shall conduct their business in a manner so that it will not become subject to the Investment Company Act.

4.7    Use of Proceeds. The Company shall not receive proceeds in connection with the issuance of the Securities hereunder.

4.8    Reimbursement. If the Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company or its Subsidiaries (except as a result of sales, pledges, margin sales and similar transactions by the Purchaser to or with any current stockholder and unless such action is based solely upon a breach of the Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence or willful misconduct), solely as a result of the Purchaser’s acquisition of the Securities under this Agreement, the Company and its Subsidiaries will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company and its Subsidiaries under this paragraph shall be in addition to any liability which the Company or such Subsidiaries may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, its Subsidiaries, the Purchaser and any such Affiliate and any such Person. The Company and its Subsidiaries also agree that neither the Purchaser nor any of its Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company, its Subsidiaries, or any Person asserting claims on behalf of or in right of the Company, its Subsidiaries, solely as a result of acquiring the Securities under this Agreement.

4.9    Indemnification of Purchaser. Subject to the provisions of this Section 4.9, the Company and its Subsidiaries will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees of such Person (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of, arising from, or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company and its Subsidiaries in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company or its Subsidiaries or who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (in each case unless such action is based upon a breach of the Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents.

4.10    Reservation and Listing of Securities. At all times and as long as any of the Notes are outstanding, the Company shall take all action necessary (and/or reasonably requested by the Purchaser) to at all times have authorized, and reserved out of its authorized but unissued shares of Common Stock for the purpose of issuance to the Purchaser upon conversions or in respect of interest on such outstanding Notes by the Purchaser, initially an aggregate of 61,991,347 and all times no less than four (4) times the maximum number of Conversion Shares issuable pursuant to the conversion of the outstanding Notes (assuming no Event of Default (as defined in the applicable Note) and interest thereunder to the Maturity Date (the “Required Reserved Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders, to authorize additional shares to meet the Company’s obligations under this Agreement and the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares. The Company shall initially reserve shares of Common Stock on its own books and records (the “Reserve”) for the issuance of the Conversion Shares, which initial reservation shall be authorized by the unanimous written consent of the Company’s Board of Directors delivered at Closing. From and after the date of this Agreement through and including the date all of the Notes are paid in full, the Company shall issue or cause its Transfer Agent to issue the shares of Common Stock received on conversion of the Notes, including in respect of accrued interest thereunder, to the Purchaser or its broker both from the Reserve and sources other than the Reserve and shall not reduce the Reserve under any circumstances other than the sale of shares from the Reserve. The Company shall increase the amount of shares of Common Stock in the Reserve upon receipt of written notice, which may be in email form, by the Purchaser (and/or its assigns) in order to ensure that the Reserve contains the Required Reserved Amount and/or at any time the number of shares in the Reserve is less than the Required Reserved Amount. Notwithstanding anything to the contrary provided herein or elsewhere, the number of shares of Common Stock in the Reserve shall never be decreased or used for any other purposes other than for issuance to the holder thereof upon each conversion by Purchaser of the Notes into shares of Common Stock.

4.11 Subsequent Equity Sales. In addition to the limitations set forth herein, from the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreements, including but not limited to an equity line of credit, whereby the Company may sell securities at a future determined price tied to the market price of the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

4.12 After Acquired Subsidiaries. The Company shall cause any Subsidiary acquired after the date hereof to enter into a joinder to the Security Agreement and to enter into the Subsidiary Guarantee hereto, with the same rights and obligations as the Debtors and the Subsidiary Guarantors, as the case may be, for all purposes thereof as fully and to the same extent as if it were an original signatory thereto and shall be deemed to have made the representations, warranties and covenants set forth in the Transaction Documents as of the date of such execution and delivery thereof, and all references therein to the “Guarantors” shall be deemed to include each additional Guarantor or the “Debtors” shall be deemed to include each additional Debtor.

4.13 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request, to Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing or any Additional Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of the Purchaser.

4.14 [Reserved].

4.15 Right of Participation. At any time within the 18 months subsequent to the Initial Closing, upon any issuance by the Company or any of its Subsidiaries of debt or Common Stock or securities convertible or exchangeable into or exercisable for Common Stock for cash consideration, indebtedness or a combination of units thereof, other than an Exempt Issuance (a “Subsequent Financing”), the Purchaser shall have the right to participate in such Subsequent Financing up to its investment amount represented by the Notes but not more than 25% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Purchaser, and only upon a request by the Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Financing Notice to the Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

If the Purchaser desires to participate in such Subsequent Financing it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Business Day after the Purchaser has received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment in the Subsequent Financing as of such fifth (5th) Business Day. If the Purchaser does not provide such notice required hereunder as of such fifth (5th) Business Day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate.

The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.15, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Business Days after the date of the initial Subsequent Financing Notice.

The Company and the Purchaser agree that if the Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company.

Notwithstanding anything to the contrary in this Section 4.15 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any Subsequent Financing.

4.16 Directors’ and Officers’ Insurance. For so long as any of the Notes are outstanding, the Company shall retain directors’ and officers’ insurance in amounts and on terms customary for companies in the same industry of similar size as the Company.

4.17 Other Matters in respect of the Company’s Intellectual Property. It is the intention of the parties to grant a first priority perfected security interest to the Purchaser in the Company’s intellectual property. In conjunction therewith and to ensure that Purchaser obtains control of the Company’s intellectual property upon an Event of Default under the Notes, the parties agree as set forth in this Section 4.17. At no time while the Notes are outstanding shall the Company create, incur, assume or suffer to exist any Liens on or with respect to, or otherwise pledge, dispose of or sublicense or consent to the assignment any of its Intellectual Property (as defined in the IP Security Agreement) now owned either individually or jointly or hereafter acquired or any interest therein or any income or profits therefrom. Without the prior written consent of the Purchaser, the Company shall not, and shall not permit any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof, to (i) commence a Proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (ii) make a general assignment for the benefit of creditors, (iii) call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (iv) indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

4.18 [Intentionally Omitted].

4.19 Registration Rights. The Company shall promptly file a registration statement within 30 days of the Initial Closing Date registering for resale a multiple of the number of Registrable Securities agreed to by the Company and the Purchaser (the “Registration Statement”) and use its best efforts to cause such Registration Statement to be declared effective as soon as practical and to maintain such effectiveness for as long as the Purchaser holds any Registrable Securities.

In addition, at any time while there are any Securities outstanding:

a)

if the Company determines to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration statement relating solely to employee benefit plans on Form S-8 (or any successor form), or (ii) a registration statement relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor form), the Company will promptly give to the Purchaser written notice thereof, and include in such registration statement (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, those Registrable Securities that are specified in a written request within or requests made within 5 business days after delivery of such written notice form the Company. . If the registration statement of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice described above. If the managing underwriter determines in good faith that marketing factors (including pricing) require a limitation of the number of shares to be underwritten, or in the case of a qualified offering which is an initial public offering of the Company’s common stock, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting so long as it is not including the securities other those of the Company. The Company shall so advise the Purchaser, and the number of Registrable Securities to be included in such registration shall be allocated as follows: first, for the account of the Company, all shares proposed to be sold by the Company; second, for the account of the Purchaser and any other unaffiliated investor that has been granted registration rights with respect to shares on the terms and conditions of any agreement pertaining to such registration rights prior to the Closing Date, pro rata; and third, any affiliated investor of that has been granted registration rights with respect to shares on the terms and conditions of any agreement pertaining to such registration rights on or after the Closing Date. If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw by written notice to the Company and the managing underwriter. Any shares excluded or withdrawn from such underwriting shall be withdrawn from such registration statement. The Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration, whether or not the Purchaser has elected to include any or all of the Registrable Securities in such registration. All expenses incurred in connection with any registration, filing, qualification, legal and other third parties retained by the Company, or compliance pursuant to this Section 4.19 shall be borne by the Company, other than fees and expenses of counsel or experts retained by any Purchaser and underwriting discounts and commissions, brokerage fees and other selling expenses in connection with the sale of any securities by any Purchaser.

In the event the Company fails to comply with its registration obligations with respect to the Registrable Securities, and such failure continues uncured for 10 days, it shall pay to the Purchaser as liquidated damages 1½% of the Notes each month until such Registrable Securities are so registered.

4.20 Consent to Strategic Transactions. The Company shall not be required to obtain the consent of the Purchaser in connection with any Strategic Transaction. The foregoing shall not be deemed to modify or not require the Company’s compliance with any of the other terms hereof and of the other Transaction Documents.

4.21 Post-Closing Matters. (a) Within five (5) Business Days of the Closing Date, the Company shall at its expense cause its counsel to make all required filings to create valid and enforceable first priority perfected security interests in favor of the Purchaser in the Collateral (as defined in the Security Agreement) of the Debtors (as defined in the Security Agreement) pursuant to the Security Agreement and the IP Security Agreement.

                             ARTICLE V

MISCELLANEOUS

5.1    Termination. This Agreement may be terminated by either party if the Initial Closing has not occurred on or before August 15, 2026; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2          Fees. At the Closing, the Company has agreed to reimburse Purchaser for all costs and expenses incurred in connection with the documentation of the transaction by the Purchaser for lien searches, UCC and IP filings (including legal expenses of third parties for such filings), etc. The Company shall pay all transfer agent fees, legal opinion and brokerage legal review fees, stamp taxes and other taxes and duties levied in connection with the issuance and sale of any Securities.

5.3         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been incorporated into such documents, exhibits and schedules.

5.4         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5         Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company, and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5         Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such “Purchaser.”

5.7         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.8         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Delaware. The parties agree that there is a substantial relationship between the State of Delaware and this transaction, as the Company and the Subsidiary Guarantors are organized under the laws of Delaware. The parties further agree that the application of Delaware law is a material inducement for the Purchasers to enter into this Agreement. To the fullest extent permitted by law, the Company and each Subsidiary Guarantor hereby waive any defense to the enforcement of the Transaction Documents based upon the public policy of any other jurisdiction, including but not limited to the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party acknowledges that its New York presence or residence shall not be a basis for asserting that a Delaware court is an improper or inconvenient venue. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If the Purchaser shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then it shall be reimbursed by the Company for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9         Survival. The representations and warranties contained herein shall survive for a period of 12 months following the Closing, the delivery of the Notes and the conversion or payment of the Notes.

5.10    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or data file were an original thereof.

5.11    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company and its Subsidiaries does not timely perform their related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.13     Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company and its Subsidiaries shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.14         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15    Payment Set Aside. To the extent that the Company or its Subsidiaries makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, such Subsidiary, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16    Usury. The Company and its Subsidiaries hereby agrees not to insist upon or plead or in any manner whatsoever claim and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company and its Subsidiaries under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or the Purchaser to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.17    Liquidated Damages. The Company and its Subsidiaries’ obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents are a continuing obligation of the Company and its Subsidiaries and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18         Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. The Purchaser hereby notifies the Company that pursuant to the requirements of the Act and the Purchaser’s policies and practices, the Purchaser is required to obtain, verify and record certain information and documentation that identifies the Company, which information includes the name and addresses of the Company and such other information that will allow the Purchaser to identify the Company in accordance with the Act. In addition, the Company shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Notes to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Address for Notice:

LONGEVITY HEALTH HOLDINGS, INC.

2403 Sidney Street, Suite 300

Pittsburgh, PA 15203

By: /s/ Bryan J. Cassaday                                         Telephone: 412-894-8248

Name: Bryan J. Cassaday                                         Email: bcassaday@healthxage.com

Title: Chief Financial Officer

CARMELL REGEN MED CORPORATION

2403 Sidney Street, Suite 300

Pittsburgh, PA 15203

By: /s/ Bryan J. Cassaday                                         Telephone: 412-894-8248

Name: Bryan J. Cassaday                                         Email: bcassaday@healthxage.com

Title: Chief Financial Officer

With a copy to (which shall not constitute notice):

K&L Gates LLP

Telephone: 949-623-3519

Email: michael.hedge@klgates.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

[SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO COMPANY, SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Puritan Partners LLC

Signature of Authorized Signatory of Investing Entity: /s/ Richard L. Smithline

Name of Authorized Signatory: Richard L. Smithline

Title of Authorized Signatory: Managing Member

Email Address of Authorized Entity: rs@centrecourtam.com

Address for Notice of Investing Entity:

4 Puritan Road

Rye, NY 10580

Address for Delivery of Securities for Investing Entity (if not same as above):

EXHIBIT 10.5

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT, dated as of August 13, 2026 (this “Agreement”), among Longevity Health Holdings, Inc., a Delaware corporation (the “Company”), Carmell Regen Med Corporation, a Delaware corporation, Carmell Cosmetics Corporation, a Delaware corporation (collectively with the Company and each other Debtor from time to time hereunder, the “Debtors” and each, a “Debtor”) and Puritan Partners LLC, as a Secured Party and Collateral Agent for the Secured Parties (the “Collateral Agent”). This Agreement amends and restates in its entirety the Security Agreement dated as of January 19, 2022 (the “Prior Security Agreement”) by and among Carmell Regen Med Corporation and the Collateral Agent.

W I T N E S S E T H:

WHEREAS, reference is made to (i) that certain 10% Senior Secured Note due February 13, 2028 in aggregate principal amount of $1,250,000 (the “Initial Note”) issued by the Company in favor of the Holder (as defined therein) (the “Holder”), and (ii) that certain 10% Senior Secured Note due February 13, 2028 in aggregate principal amount of $1,100,000 (the “Additional Note” and collectively with the Initial Note, the “Notes”), in favor of the Holder (as defined therein; each a “Secured Party” and collectively the “Secured Parties”); capitalized terms not defined herein shall have the meaning ascribed to such terms in the Notes;

WHEREAS, pursuant to the Notes, the Secured Parties agreed to advance monies to the Company evidenced by the Notes;

WHEREAS, each Debtor (other than the Company) is a direct or indirect subsidiary of the Company;

WHEREAS, in order to induce the Secured Parties to advance monies evidenced by the Notes, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties a perfected security interest in all of the property of the Debtors to secure the prompt payment, performance and discharge in full of all of the Debtors’ obligations under the Note and the other Transaction Documents and the documents entered into in connection therewith;

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.         Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)          “Collateral” means the collateral in which the Collateral Agent on behalf of the Secured Parties is granted a security interest by this Agreement and which shall include the following personal property of each Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)          All goods, including, without limitations, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)    All contract rights and other general intangibles, including, without limitation, all partnership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, Intellectual Property, and income tax refunds;

(iii)    All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)    All documents, letter-of-credit rights, instruments and chattel paper;

(v)    All commercial tort claims or other litigation claims of any Debtor of any type, including against parties covered by directors’ and officers’ insurance of any Debtor;

(vi)    All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)    All investment property;

(viii)    All supporting obligations;

(ix)    All files, records, books of account, business papers, and computer programs;

(x)    All accounts receivable; and

(xi)    the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(x) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in the Subsidiaries listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests (including LLC interests) of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests (including LLC interests) that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)“    Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c)“    Necessary Endorsement” shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Parties may reasonably request.

(d)“    Obligations” means all of the Debtors’ obligations under this Agreement, the Notes, the other Transaction Documents and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtor from time to time under or in connection with this Agreement, the other Transaction Documents and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(e) “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members’ agreement).

(f) “UCC” means the Uniform Commercial Code of the State of Delaware and/or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein, and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2.    Grant of Perfected Security Interest. As an inducement for each Secured Party to extend the loan as evidenced by the Note and to secure the complete and timely payment and performance of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Collateral Agent on behalf of the Secured Parties a continuing and perfected first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).

3.    Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Collateral Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to the Collateral Agent, or have previously delivered to the Collateral Agent a true and correct copy of each Organizational Document governing any of the Pledged Securities

4.    Representations, Warranties, Covenants and Agreements of the Debtors. Each Debtor represents and warrants to the Collateral Agent and each Secured Party as follows:

(a)    Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)         The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)    Except as set forth on Schedule B attached hereto, the Debtors are the sole owners of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interest. Except as set forth on Schedule B, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument, except (i) to the extent filed or recorded as of the date hereof or in favor of the Collateral Agent pursuant to the terms of this Agreement, or (ii) Permitted Liens.

(d)    No written claim has been received that any Collateral or Debtor's use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened in writing before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)    Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Collateral Agent at least 30 days prior to such relocation written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Party a valid, perfected and continuing perfected lien in the Collateral.

(f)    This Agreement creates in favor of the Collateral Agent a valid first priority security interest in the Collateral, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements and requisite Intellectual Property filings shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph and the making of the requisite Intellectual Property filings and control of any Pledged Securities represented by certificates, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements and Intellectual Property filings, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Collateral Agent on behalf of the Secured Parties hereunder.

(g)    Each Debtor hereby authorizes the Collateral Agent to file one or more financing statements under the UCC, with respect to the Security Interest and to make the requisite Intellectual Property filings with the proper filing and recording agencies in any jurisdiction deemed proper by them.

(h)    The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor's debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected.. No consent (including, without limitation, from stockholders or creditors of any Debtor) is required for any Debtor to enter into and perform its obligations hereunder.

(i)    The capital stock and other equity interests or member interests listed on Schedule H hereto represent all capital stock and other equity interests owned, directly or indirectly, by each Debtor. All of the Pledged Securities are validly issued, fully paid and nonassessable, and such Debtor is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement.

(j)    The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)    Each Debtor shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 11 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Collateral Agent on behalf of the Secured Parties. At the request of the Collateral Agent, each Debtor will sign and deliver to the Collateral Agent at any time or from time to time one or more financing statements pursuant to the UCC and the requisite Intellectual Property filings in form reasonably satisfactory to the Collateral Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Party to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and each Debtor shall obtain and furnish to the Collateral Agent from time to time, upon request, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the applicable Security Interest hereunder.

(l)    No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral unless otherwise expressly permitted by the Notes, without the prior written consent of the Collateral Agent.

(m)    Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order (ordinary wear and tear excepted) and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n)    Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Collateral Agent that (a) the Collateral Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Collateral Agent and such cancellation or change shall not be effective as to the Collateral Agent for at least thirty (30) days after receipt by the Collateral Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Secured Party will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Note) exists and if the proceeds arising out of any claim or series of related claims do not exceed $50,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor, provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $50,000 for any occurrence or series of related occurrences shall be paid to the Collateral Agent for the benefit of the Secured Parties and, if received by such Debtor, shall be held in trust for and immediately paid over to the Collateral Agent for the benefit of the Secured Parties unless otherwise directed in writing by the Collateral Agent. Copies of such policies or the related certificates, in each case, naming the Collateral Agent as lender loss payee and additional insured shall be delivered to the Collateral Agent at least annually and at the time any new policy of insurance is issued.

(o)    Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Collateral Agent in sufficient detail of any material change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Collateral Agent’s security interest therein.

(p)    Each Debtor shall promptly execute and deliver to the Collateral Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”), in which the Collateral Agent have been granted a security interest hereunder, substantially in a form acceptable to the Collateral Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)    Each Debtor shall permit the Collateral Agent and their representatives and agents to, no more than once during any calendar year (unless an Event of Default has occurred and is continuing, in which case such limitation shall not apply), inspect the Collateral at any time during normal business hours and upon reasonable notice, and to make copies of records pertaining to the Collateral as may be requested by the Collateral Agent from time to time .

(r)    Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)    Each Debtor shall promptly notify the Collateral Agent in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t)    All information heretofore, herein or hereafter supplied to the Collateral Agent by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u)    The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to their business.

(v)    No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Collateral Agent of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(w)    No Debtor may consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of Collateral Agent which shall not be unreasonably withheld, except to the extent such consignment or sale does not exceed 15% of the total value of all of the Debtor’s finished goods in Inventory.

(x)    No Debtor may relocate its chief executive office to a new location without providing 30 days’ prior written notification thereof to the Collateral Agent. and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(y)         Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in the first paragraph of this Agreement. Schedule D attached hereto sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)    (i) The actual name of each Debtor is the name set forth in the preamble above; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa)    At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Collateral Agent upon reasonable request.

(bb)    Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of the Collateral Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc)    Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Collateral Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd)    If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case reasonably satisfactory to the Collateral Agent, to be entered into and delivered to the Collateral Agent.

(ee)    To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Collateral Agent.

(ff)    To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Collateral Agent in notifying such third party of the Collateral Agent’s security interest in such Collateral and shall use commercially reasonable efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Party.

(gg)    If any Debtor shall at any time hold or acquire a commercial tort or other claim, such Debtor shall promptly notify the Collateral Agent in a writing signed by such Debtor of the particulars thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

(hh)    Each Debtor shall immediately provide written notice to the Collateral Agent of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interest in such accounts and proceeds thereof, shall execute and deliver to the Secured Party an assignment of claims for any such accounts and cooperate with the Collateral Agent in taking any other steps required in its judgment under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interest in such accounts and proceeds thereof.

(ii)          Each Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to, all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Secured Party may reasonably request. Upon delivery of the foregoing to the Collateral Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj)    Each Debtor may vote the Pledged Securities in any way not inconsistent with the terms of this Agreement or the Notes

(kk)    Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Collateral Agent on the books of such issuer. Further, except with respect to certificated securities delivered to the Collateral Agent, the applicable Debtor shall deliver to the Collateral Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Security, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by the Collateral Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Security into the name of any designee of the Collateral Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of the Collateral Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll)    In the event that, upon an occurrence of an Event of Default, the Collateral Agent on behalf of the Secured Parties shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to the Collateral Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; ; and (iii) use commercially reasonable efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by the Collateral Agent and allow the Transferee or the Collateral Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm)    Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered in the United States Copyright Office or the United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Collateral Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn)          Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable or as the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo)    Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office, and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp)    Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5.    Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Secured Party’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.    Defaults. The following events shall be “Events of Default”:

(a)    The occurrence of an Event of Default (as defined in the Notes) under the Notes;

(b)    Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c)    The failure by any Debtor to observe or perform any of its obligations hereunder for 5 Trading Days after delivery to such Debtor of notice of such failure by Collateral Agent unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d)    If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7.    Duty To Hold In Trust.

(a)    Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Collateral Agent for the benefit of the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent.

(b)    If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Collateral Agent; (ii) hold the same in trust on behalf of and for the benefit of the Collateral Agent; and (iii) to deliver any and all certificates or instruments evidencing the same to the Collateral Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by the Collateral Agent subject to the terms of this Agreement as Collateral.

8.    Rights and Remedies Upon Default.

(a)    Upon the occurrence of any Event of Default, the Collateral Agent shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Collateral Agent shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Collateral Agent shall have the following rights and powers:

(i)    The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to the Collateral Agent without rent all of such Debtor’s respective premises and facilities, for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)    Upon notice to the Debtors by the Collateral Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Collateral Agent shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option oft, to exercise in such the Collateral Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owners thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii)    The Collateral Agent shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv)    The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent and to enforce the Debtors’ rights against such account debtors and obligors.

(v)    The Collateral Agent may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Collateral Agent or their designee.

(vi)    The Collateral Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Collateral Agent or any designee or any purchaser of any Collateral.

(b)    The Collateral Agent may comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Party sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the Purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)    For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9.         Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Collateral Agent shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Collateral Agent is legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 15% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Collateral Agent arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10.         Securities Law Provision. Each Debtor recognizes that the Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”) and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Secured Party has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with the Collateral Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by the Secured Parties) applicable to the sale of the Pledged Securities by the Collateral Agent.

11.         Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Collateral Agent. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Collateral Agent might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Debtors will also upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of any Secured Party under the Notes, the other Transaction Documents and the other documents entered into in connection therewith. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

12.         Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating to any of the Collateral, nor shall the any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to any Secured Party may be entitled at any time or times.

13.         Security Interest Absolute. All rights of the Collateral Agent on behalf of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by any Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than such Secured Party, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Collateral Agent to proceed against any other person or entity or to apply any Collateral which the Collateral Agent may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.         Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15.    Power of Attorney; Further Assurances.

(a)    Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its respective officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of any Secured Party; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Party deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Notes and the other Transaction Documents all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Collateral Agent is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)    On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable or as reasonably requested by the Secured Party, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)    Each Debtor hereby irrevocably appoints the Collateral Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Secured Party’s discretion, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing in its sole discretion of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Party. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16.    Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Note).

17.    Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right in its sole discretion to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’s rights and remedies hereunder.

18.    [Reserved].

19.    Miscellaneous.

(a)    No course of dealing between the Debtors and the Collateral Agent or any Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)    All of the rights and remedies of the Collateral Agent and the Secured Parties with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)    This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by each Debtor and the Collateral Agent.

(d)    In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e)    No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)    This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)    Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Delaware. The parties agree that there is a substantial relationship between the State of Delaware and this transaction, as the Company and the Subsidiary Guarantors are organized under the laws of Delaware. The parties further agree that the application of Delaware law is a material inducement for the Purchasers to enter into this Agreement. To the fullest extent permitted by law, the Company and each Subsidiary Guarantor hereby waive any defense to the enforcement of the Transaction Documents based upon the public policy of any other jurisdiction, including but not limited to the State of New York. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party acknowledges that its New York presence or residence shall not be a basis for asserting that a Delaware court is an improper or inconvenient venue. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i)    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)    All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Collateral Agent and Secured Parties hereunder.

(k)    Each Debtor shall indemnify, reimburse and hold harmless the Collateral Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, the Purchase Agreement (as such term is defined in the Notes) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l)    Nothing in this Agreement shall be construed to subject any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m)    To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

(n)    As of the date hereof, the Prior Security Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement does not constitute a novation or termination of the parties’ duties and obligations under the Prior Security Agreement as in effect prior to the date hereof and (b) such respective duties and obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. Debtors hereby reaffirm their duties and obligations under the Prior Security Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

Longevity Health Holdings, Inc.

By:/s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Carmell Regen Med Corporation

By:/s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Carmell Cosmetics Corporation

By:/s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

[SIGNATURE PAGE OF HOLDER]

Name of Investing Entity: Puritan Partners LLC

Signature of Authorized Signatory of Investing entity: /s/ Richard L. Smithline

Name of Authorized Signatory: Richard L. Smithline

Title of Authorized Signatory: Managing Member

EXHIBIT 10.6

AMENDED AND RESTATED INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Amended and Restated Intellectual Property Security Agreement (“IP Security Agreement”) dated as of August 13, 2026, is made and entered into by and among Longevity Health Holdings, Inc., a Delaware corporation (the “Company”), any subsidiary of the Company that is a signatory hereto either now joined or joined in the future (such subsidiaries, together with the Company, the “Debtors”), and Puritan Partners LLC, as a Secured Party and Collateral Agent for the Secured Parties (the “Collateral Agent”). This Agreement amends and restates in its entirety the Intellectual Property Security Agreement dated as of January 19, 2022 (the “Prior Security Agreement”) by and among Carmell Regen Med Corporation and the Collateral Agent.

WHEREAS, reference is made to (i) that certain 10% Senior Secured Note due February 13, 2028 in aggregate principal amount of $1,250,000 (the “Existing Note”) issued by the Company in favor of the Holder (as defined therein) (the “Existing Holder”), and (ii) that certain 10% Senior Secured Note due February 13, 2028 in aggregate principal amount of $1,100,000 (the “Additional Note” and collectively with the Existing Note, the “Notes”), in favor of the Holder (as defined therein; each a “Secured Party” and collectively the “Secured Parties”); capitalized terms not defined herein shall have the meaning ascribed to such terms in the Notes;

WHEREAS, in order to secure the obligations under the Notes, the Debtors entered into that certain Amended and Restated Security Agreement dated as of the date hereof (the “Security Agreement”) and this Agreement by and among the Debtors and the Collateral Agent on behalf of the Secured Parties.

NOW, THEREFORE, for good and valuable consideration, both the receipt and sufficiency of which are hereby acknowledged, the Debtors hereby agree as follows:

SECTION 1. Definitions. The following terms have the meanings set forth below:

(a) “Copyrights” means all of the following now owned or hereafter adopted or acquired by any of the Debtors: (i) all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or political subdivision thereof, whether registered or unregistered and whether published or unpublished), rights and interests in copyrights, works protectable by copyright, and General Intangibles of like nature, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings, and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof and all research and development relating to the foregoing, (ii) all reissues, extensions, continuations, and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages, claims, and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present and future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present, and future infringements thereof.

(b) “Copyright License” means any and all rights now owned or hereafter acquired by Debtors under any written or oral agreement granting any right to use any Copyright or Copyright registration, in each case to the extent assignable by any of the Debtors; provided, that, the Company has identified on Schedule C attached hereto whether or not any of the Debtors’ Copyrights or Copyright registrations are not assignable.

(c) “Patents” shall mean one or all of the following now or hereafter owned by any of the Debtors or in which any of the Debtors now has or hereafter acquires any rights: (i) all letters patent of the United States or any other country, all registrations, and recordings thereof, and all applications for letters patent of the United States or any other country, (ii) all reissues, continuations, continuations-in-part, divisions, reexaminations, or extensions of any of the foregoing and (iii) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know-how related thereto.

(d) “Patent License” shall mean all of the following now owned or hereafter acquired by any of the Debtors or in which any of the Debtors now has or hereafter acquires any rights: to the extent assignable by any Debtor, any written agreement granting any right to make, use, sell, and/or practice any invention or discovery that is the subject matter of a Patent, in each case to the extent assignable by any Debtor; provided, that, the Company has identified on Schedule A attached hereto whether or not any of the Debtors’ Patents or Patent registrations are not assignable.

(e) “Trademarks” shall mean one or all of the following now owned or hereafter acquired by any of the Debtors or in which any of the Debtors now has or hereafter acquires any rights: (i) all trademarks (whether registered or unregistered), trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints, and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (ii) all reissues, extensions, or renewals thereof and (iii) the goodwill associated with or symbolized by any of the foregoing.

(f) “Trademark License” shall mean all of the following now owned or hereafter acquired by any of the Debtors or in which any of the Debtors now has or hereafter acquires any rights: any written agreement granting any right to use any Trademark or Trademark registration, in each case to the extent assignable by any Debtor; provided, that, the Company has identified on Schedule B attached hereto whether or not any of the Debtors’ Trademarks or Trademark registrations are not assignable.

SECTION 2. Grant of Security. Each of the Debtors hereby grants to Collateral Agent, for the benefit of the Secured Parties, a first priority security interest in all of such Debtor’s right, title, and interest in and to the following (the “Collateral”):

(i)	all of its Patents and all Patent Licenses to which it is a party, including, but not limited to, those set forth on Schedule A hereto;

(ii)

all of its Trademarks and all Trademark Licenses to which it is a party, including, but not limited to, those set forth on Schedule B hereto, together with all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License;

(iii)	all of its Copyrights and all Copyright Licenses to which it is a party, including, but not limited to, those set forth on Schedule C hereto;

(iv)

all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Debtors accruing thereunder or pertaining thereto;

(v)

any and all claims for damages and injunctive relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or injury with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)          any and all products and proceeds of, collateral for, income, royalties, and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing. Except as may be set forth on Schedule D hereto, the Debtor is the sole owner of the Collateral, free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the first priority security interest in the Collateral. Except as set forth on Schedule D hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Collateral Agent pursuant to this Agreement) covering or affecting the Collateral. So long as this Agreement shall be in effect, the Debtor shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded as of the date hereof or in favor of the Secured Party pursuant to the terms of this Agreement).

SECTION 3. Security for Obligations. The grant of a first priority security interest in the Collateral by the Debtors under this IP Security Agreement secures the prompt and complete payment and performance when due of all of the Obligations, whether direct or indirect, now existing or hereafter arising, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, guarantee obligations, indemnifications, contract causes of action, costs, expenses, or otherwise.

SECTION 4. Recordation. Each of the Debtors authorizes and requests that the Register of Copyrights, the Commissioner for Patents, the Commissioner for Trademarks and any other applicable governmental authority record this IP Security Agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement and the Purchase Agreement. Each Debtor does hereby acknowledge and confirm that the grant of the first priority security interest hereunder to, and the rights and remedies of, Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Future Acquisitions. The Company represents and warrants that Schedules A, B and C attached hereto set forth any and all intellectual property rights in connection to which the Company has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable. The Company shall give the Collateral Agent prior written notice of no less than five (5) Business Days before filing any additional application for registration of any trademark and prompt notice in writing of any additional trademark registrations, patent registration, or copyright registrations granted therefor after the date hereof. Notwithstanding the foregoing, no failure to so modify this IP Security Agreement or amend Schedules A, B or C shall in any way affect, invalidate or detract from Collateral Agent’s continuing first priority security interest in all Collateral, whether or not listed on Schedule A, B or C.

SECTION 7. Remedies. If there occurs and is continuing an Event of Default, the Collateral Agent on behalf of the Secured Parties shall be entitled to exercise any and all remedies available to the Collateral Agent under the Security Agreement for the benefit of the Secured Parties.

SECTION 8. Term of Agreement. This IP Security Agreement shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full. Upon termination of this IP Security Agreement, the Collateral Agent shall promptly execute such documents or instruments and take such further actions as the Company or any Debtor may reasonably request for the purposes of releasing the security interests granted herein. Debtor may file any terminations with any applicable office upon such termination date.

SECTION 9. Miscellaneous. Section 19 of the Security Agreement is hereby incorporated herein by reference as if fully set forth herein, mutatis mutandis.

SECTION 10. Governing Law. This IP Security Agreement shall be governed by, and construed and interpreted in accordance with the internal laws of the State of Delaware, without giving effect to its choice of law provisions that would require the application of another state’s laws.

SECTION 11. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each Debtor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Longevity Health Holdings, Inc.

By: /s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Carmell Regen Med Corporation

By: /s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Carmell Cosmetics Corporation

By: /s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Puritan Partners LLC, as Investor and Collateral Agent

By: /s/ Richard Smithline

Name: Richard Smithline

Title: Managing Member

EXHIBIT 10.7

SUBSIDIARY GUARANTEE

This SUBSIDIARY GUARANTEE (this “Guarantee”), dated as of August 13, 2026, is made by Carmell Regen Med Corporation, a Delaware corporation (f/k/a Carmell Therapeutics Corporation) (“Carmell Regen”), and Carmell Cosmetics Corporation, a Delaware corporation (“Carmell Cosmetics” and, together with Elevai, Carmell Regen and Carmell Cosmetics, collectively, the “Guarantors” and, each, a “Guarantor”), in favor of Puritan Partners LLC (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, reference is made to (i) that certain 10% Senior Secured Note due February 13, 2028 in aggregate principal amount of $1,250,000 (the “Existing Note”) issued by Longevity Health Holdings, Inc., a Delaware corporation (the “Company”) in favor of the Holder (as defined therein) (the “Existing Holder”), and (ii) that certain 10% Senior Secured Note due February 13, 2028 in aggregate principal amount of $1,100,000 (the “Additional Note” and collectively with the Existing Note, the “Notes”), in favor of the Holder (as defined therein) (the “Additional Holder” and together with the Existing Holder, the “Secured Parties” and each a “Secured Party”);

WHEREAS, each Guarantor is an indirect or direct subsidiary of the Company and will directly benefit from the issuance and sale of the Notes to the Secured Parties and the extension of credit thereunder to the Company; and

NOW, THEREFORE, in consideration of the premises and to induce the Purchaser to enter into the transactions in connection therewith, the Guarantors hereby agree with the Purchaser as follows:

1.    Definitions. Unless otherwise defined herein, capitalized terms not otherwise defined herein shall have the meanings given to them in the Notes. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Obligations” shall have the meaning set forth in the Security Agreement.

2.    Guarantee.

(a)    Guarantee.

(i)

The Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantee to the Purchaser and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company and its Subsidiaries when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii)

Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of the Guarantors hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantors under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

(iii)

The Guarantors agree that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantors hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchaser hereunder.

(iv)	The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations have been satisfied by payment in full.

(v)

No payment made by the Company, its Subsidiaries, any of the Guarantors or any other Person or received or collected by the Purchaser from the Company, its Subsidiaries, any of the Guarantors, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantors in respect of the Obligations or any payment received or collected from such Guarantors in respect of the Obligations), remain jointly and severally liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full.

(b)    Right of Contribution. Subject to Section 2(c), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Purchaser and each Guarantor shall remain liable to the Purchaser for the full amount guaranteed by such Guarantor hereunder until the indefeasible repayment in full of all amounts owed under the Note and the other Transaction Documents

(c)    No Subrogation. Notwithstanding any payment made by the Guarantors hereunder or any set-off or application of funds of the Guarantors by the Purchaser, the Guarantors shall not be entitled to be subrogated to any of the rights of the Purchaser against the Company, its Subsidiaries, or any other Guarantors or any collateral security or guarantee or right of offset held by the Purchaser for the payment of the Obligations, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from the Company, its Subsidiaries, or any other Guarantors in respect of payments made by such Guarantors hereunder, until all amounts owing to the Purchaser by the Company, its Subsidiaries on account of the Obligations are paid in full. If any amount shall be paid to the Guarantors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantors in trust for the Collateral Agent, segregated from other funds of such Guarantors, and shall, forthwith upon receipt by such Guarantors, be turned over to the Purchaser in the exact form received by such Guarantors (duly indorsed by such Guarantors to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchaser may determine.

(d)    Amendments, Etc. With Respect to the Obligations. The Guarantors shall remain jointly and severally obligated hereunder notwithstanding that, without any reservation of rights against any Guarantors and without notice to or further assent by any Guarantors, any demand for payment of any of the Obligations made by the Purchaser may be rescinded by the Purchaser and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchaser , and the Notes and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchaser may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchaser for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchaser shall have no obligation to protect, secure or perfect any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(e)    Guarantee Absolute and Unconditional. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchaser upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company, its Subsidiaries, and any of the Guarantors, on the one hand, and the Purchaser, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Guarantors waive to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company, its Subsidiaries, or any of the Guarantors with respect to the Obligations. The Guarantors understand and agree that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of any Transaction Document or document entered into in connection with the Notes, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchaser, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud or misconduct by Collateral Agent) which may at any time be available to or be asserted by the Company, its Subsidiaries or any other Person against the Purchaser, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Company, its Subsidiaries, or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company, for the Obligations, or of the Guarantors under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchaser may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchaser to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantors or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantors or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor, of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchaser against any Guarantors. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

(f)    Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, its Subsidiaries or any Guarantors, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, its Subsidiaries, or any Guarantors or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g)    Payments. The Guarantors hereby jointly and severally guarantee that payments hereunder will be paid to the Purchaser without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Purchase Agreement.

3.    Covenants. Each Guarantor covenants and agrees with the Purchaser that, from and after the date of this Guarantee until the Obligations shall have been paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default is caused by the failure to take such action or to refrain from taking such action by the Guarantors. Additionally, the Guarantors agree to be bound by the covenants set forth in the Notes as if fully set forth herein.

4.    Miscellaneous.

(a)    Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Guarantors and the Collateral Agent; provided that any provision of this Guarantee may be waived by the Collateral Agent.

(b)    Notices. All notices, requests and demands to or upon the Purchaser or any Guarantors hereunder shall be affected in the manner provided for in the Purchase Agreement at their respective addresses (in the case of the Guarantors, c/o Longevity Health Holdings, Inc., 2403 Sidney Street, Suite 300, Pittsburgh, PA 15203).

(c)    No Waiver By Course Of Conduct; Cumulative Remedies. Neither the Purchaser nor any Secured Party shall not, by any act (except by a written instrument pursuant to Section 4(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchaser or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchaser or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d)    Enforcement Expenses; Indemnification.

(i)

Each Guarantor agrees to pay, or reimburse the Purchaser for, all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Purchaser.

(ii)

Each Guarantor agrees to pay, and to save the Purchaser harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii)

Each Guarantor agrees to pay, and to save the Purchaser harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Notes or Security Agreement.

(iv)	The agreements in this Section shall survive repayment of the Obligations.

(e)    Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Purchaser and their respective successors and assigns; provided that the Guarantors may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Collateral Agent.

(f)    Set-Off. Each Guarantor hereby irrevocably authorizes the Purchaser at any time and from time to time while an Event of Default under the Notes shall have occurred and be continuing, without notice to such Guarantor or any other Guarantors, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchaser to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Purchaser may elect, against and on account of the obligations and liabilities of such Guarantor to the Purchaser hereunder and claims of every nature and description of the Purchaser against such Guarantor, in any currency, whether arising hereunder, under the Notes or otherwise, as the Purchaser may elect, whether or not the Purchaser have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Purchaser shall notify such Guarantor promptly of any such set-off and the application made by the Purchaser of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchaser under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchaser or any Secured Party may have.

(g)    Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)    Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(i)    Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Purchaser with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchaser relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(j)    Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAWS.

(k)    Submission to Jurisdiction; Waiver. Each party hereto hereby irrevocably and unconditionally:

(i)

submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of DELAWARE, and appellate courts from any thereof;

(ii)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to above or at such other address of which the Purchaser shall have been notified pursuant thereto;

(iv)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(l)    Acknowledgements. Each party hereto hereby acknowledges that:

(i)	it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(ii)

the Purchaser has no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Collateral Agent, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)	no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Collateral Agent.

(m)    Release of Guarantors. The Guarantors will be released from all liability hereunder concurrently with the repayment in full of all amounts in connection with the Obligations.

(n)    Waiver of Jury Trial. THE GUARANTORS AND THE PURCHASER AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

(o)    After acquired Subsidiaries. Each subsidiary of the Company which is required pursuant to the Security Agreement or any other Transaction Document to become a party to this Guarantee shall become a Guarantor for all purposes of this Guarantee upon execution and delivery by such subsidiary of this Guarantee.

(p)

Seniority. The obligations of the Guarantors under this Guarantee shall be senior in right of payment to their other obligations and will be secured by a first lien in all of the Guarantors’ tangible and intangible assets, in each case as set forth in the Security Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

Carmell Regen Med Corporation

By: /s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

Carmell Cosmetics Corporation

By: /s/ Bryan J. Cassaday

Name: Bryan J. Cassaday

Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

Puritan Partners LLC

By: /s/ Richard Smithline

Name: Richard Smithline
Title: Managing Member